                                                  REGISTRATION NO.  333-45419
                                                                  ------------

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2/A
    Registration Statement Under The Securities Act of 1933

              SENIOR RETIREMENT COMMUNITIES, INC.
         (Name of small business issuer in its charter)

  Louisiana                  8261                  72-1394159
---------------         ---------------          --------------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction of            Industrial          Identification Number)
incorporation or      Classification Code
organization)                Number)


                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                 (Address and telephone number
                of principal executive offices)

                       507 Trenton Street
                  West Monroe, Louisiana 71291
                    -----------------------
            (Address of principal place of business
            or intended principal place of business)

                   Joanne M. Caldwell-Bayles
                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                  (Name, address and telephone
                  number of agent for service)

                  Copies of communications to:

                       Clay Carroll, Esq.
                     525 East Court Avenue
                   Jonesboro, Louisiana 71251
                         (318) 259-4184

                     Michael G. Quinn, Esq.
                    154 North Topeka Street
                     Wichita, Kansas 67202
                         (316) 267-0377

                         William Martin
                  MMR Investment Bankers, Inc.
                  550 North 159th Street East
                           Suite 300
                     Wichita, Kansas 67230
                         (316) 733-5081
                    -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pusuant to Rule 462(b) under the Securities Act, please check the following box and list the Securitis Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is a post-effective amendment filed purusant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                CALCULATION OF REGISTRATION FEE
==============================================================================

                              Proposed       Proposed
 Title of       Dollar        maximum        maximum
securities      amount        offering       aggregate
  being         to be        price per       offering       Amount of
registered    registered       unit           price (1)   registration fee
----------     ----------    ---------      ----------      ----------
 First        $9,000,000       100%         $9,000,000      $2,727.27
Mortgage
 Bonds

==============================================================================

(1)  The securities to be offered may be purchased in amounts of $250 or more.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

              SENIOR RETIREMENT COMMUNITIES, INC.

     CROSS-REFERENCE SHEET PURSUANT TO PART I OF FORM SB-2/A

            FORM SB-2/A ITEM                    PROSPECTUS CAPTION
           ---------------                      ------------------
1.   Front of Registration Statement      Front of Registration Statement;
     and Outside Front Cover Page of      Outside Front Cover Page
     Prospectus. . . . . . . . . . . .
2.   Inside Front and Outside Back        Inside Front and Outside Back Cover
     Cover Pages of Prospectus . . . .    Pages
3.   Summary Information and Risk         Prospectus Summary; Risk Factors
     Factors . . . . . . . . . . . . .
4.   Use of Proceeds . . . . . . . . .    Prospectus Summary; Sources and Uses
                                          of Proceeds
5.   Determination of Offering Price      Not Applicable
6.   Dilution. . . . . . . . . . . . .    Not Applicable
7.   Selling Security Holders. . . . .    Not Applicable
8.   Plan of Distribution. . . . . . .    Prospectus Summary; Underwriting
9.   Legal Proceedings . . . . . . . .    Legal Proceedings
10.  Directors, Executive Officers,       Management
     Promoters and Control Persons . .
11.  Security Ownership of Certain        Principal Owners of the Company
     Beneficial Owners and Management
12.  Description of Securities . . . .    Description of Bonds
13.  Interest of Named Experts and        Legal Matters; Experts
     Counsel . . . . . . . . . . . . .
14.  Disclosure of Commission             Not Applicable
     Position on Indemnification for
     Securities Act Liabilities. . . .
15.  Organization within Last Five        Not Applicable
     Years . . . . . . . . . . . . . .
16.  Description of Business . . . . .    Prospectus Summary; Risk Factors;
                                          Sources and Uses of Proceeds;
                                          Business; Management; Certain
                                          Transactions; Principal Owners of the
                                          Company; The Company's Plan of
                                          Operation; Financial Statements
17.  Management's Discussion and
     Analysis of Plan of Operation . .    The Company's Plan of Operation
18.  Description of Property . . . . .    Description of Property
19.  Certain Relationships and            Certain Transactions
     Related Transactions. . . . . . .
20.  Market for Common Equity and         Not Applicable
     Related Stockholder Matters . . .
21.  Executive Compensation. . . . . .    Management - Executive Compensation

22.  Financial Statements. . . . . . .    Financial Statements
23.  Changes in and Disagreements         Not Applicable
     with Accountants on Accounting
          and Financial Disclosure . .

================================================================================

PROSPECTUS                                             Dated ______, 1998
                          $9,000,000.00

              SENIOR RETIREMENT COMMUNITIES, INC.

             Co-First Mortgage Bonds Consisting of:
$3,685,000 Co-First Mortgage Bonds, Series 1998-I (the "Ruston Project") $3,470,000 Co-First Mortgage Bonds, Series 1998-II (the "Bossier City Project") $1,845,000 Co-First Mortgage Bonds, Series 1998-III (the "Shreveport Project")

  Senior Retirement Communities, Inc. (the "Company") is a newly formed Louisiana corporation which will develop and operate retirement, assisted living and memory disorder facilities in certain cities in the State of Louisiana. The Company will conduct business doing business as the Arbor Retirement Community. The Company is offering $9,000,000 of co-first mortgage bonds (herein collectively referred to as the "Bonds") in three series, with the proceeds from each series being used for a particular project located in a city in the State of Louisiana. Herein, the Company's three projects are collectively referred to as the "Facilities". The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. Pending receipt of minimum proceeds for each series of bonds, the proceeds for the subscriptions thereto will be held in escrow pursuant to an Escrow Agreement between the Company and Colonial Trust Company (the "Trustee").
     The Bonds are issued as fully registered bonds in denominations of $250 or any integral multiple thereof. All Bonds will be issued in book-entry form unless the purchaser requests a printed bond. Payments of principal and interest thereunder will be paid by the Trustee, as paying agent and registrar of the Bonds. A portion of the Bonds bear simple interest payable semiannually, and some of the Bonds bear compound interest payable at maturity. See "Maturity Schedules". Interest on each series of the bonds will accrue from its respective dates of issue whether or not the respective minimum offering amounts have been reached. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture (the "Trust Indenture") between the Company and the Trustee. The Bonds are subject to redemption prior to the respective maturities, in whole or in part, as more fully described herein. See "Description of Bonds".


THE BONDS INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS CONCERNING THE COMPANY AND THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE BONDS ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.



                                 Underwriting
                   Price to      Discounts and      Proceeds to
Series (1)         Public (2)    Commissions (3)      Company

Series 1998-I      100%              6%                 94%
Series 1998-II     100%              6%                 94%
Series 1998-III    100%              6%                 94%
Total              100%              6%                 94%



(Notes continued on next page)

                   MMR INVESTMENT BANKERS, INC.

     The Bonds are offered by MMR Investment Bankers, Inc. (the "Underwriter") on a best efforts basis as agent for the Company. The Bonds are offered subject to prior sale. The offering of the Bonds (the "Offering") will continue until the sale of all Bonds or for a period of one year from the date of this Prospectus. It is expected that the Bonds will be delivered in book-entry form, subject to the sale of minimum funds for each series of Bonds, through the facilities of the Trustee within thirty (30) days from the date subscriptions for the Bonds are received.

(Notes continued from the front page)


(1) The Series 1998-I Bonds are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The Series 1998-II are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The Series 1998-III Bonds are subject to the sale of a minimum of $500,000 in principal amount of Bonds. Subject to the sale of all Bonds and any adjustments, the Underwriter will receive an aggregate maximum sales commission of $630,000. See "Underwriting". The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

(2) The Bonds are issued as fully registered bonds in denominations of $250 or any integral multiple thereof.

(3) Before deducting expenses payable by the Company estimated at $280,000, including an investment banking fee in the amount of $117,000 paid to the Underwriter for its technical assistance in connection with the Offering, $100,000 to be paid by the Trustee to the Underwriter over the terms of the Bonds and miscellaneous expenses estimated to be $63,000 for registration fees, legal fees, accounting fees and other costs associated with the Offering.


THESE SECURITIES ARE OFFERED FOR SALE IN THE STATES OF COLORADO, KANSAS, LOUISIANA AND WYOMING PURSUANT TO A PERMISSIVE REGISTRATION WITH THE SECURITIES COMMISSIONERS OF THESE STATES. THESE SECURITIES ARE ALSO OFFERED FOR SALE IN THE STATES PENNSYLVANIA AND TEXAS PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THESE STATES' SECURITIES ACTS. THE REGISTRATIONS AND EXEMPTIONS FROM REGISTRATION DO NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT BY THE COMMISSIONERS NOR DOES THE REGISTRATIONS OR EXEMPTIONS FROM REGISTRATION SIGNIFY THAT THE COMMISSIONERS HAVE APPROVED OR PASSED UPON THE INVESTMENT MERIT OF SUCH SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 PENNSYLVANIA RESIDENTS/INVESTORS
EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN
2 BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE, OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN 2 BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

                    TEXAS RESIDENTS/INVESTORS
THESE SECURITIES ARE OFFERED FOR SALE ONLY TO FINANCIAL INSTITUTIONS, INSTITUTIONAL INVESTORS AND ACCREDITED INVESTORS AS DEFINED IN SECTION 109.3 OF THE TEXAS SECURITIES ACT.




      [Place picture of facilities here]                   [SRC logo here]






     The Company intends to furnish annual reports containing audited financial statements to its bondholders.

                         MATURITY SCHEDULES


      Series 1998-I Bonds
Maturity      Type       Interest    Principal
  Date         (1)         Rate       Retired

12/01/98        S         7.50%        $85,000
06/01/99        S         7.50%        $88,250
12/01/99        S         8.00%       $107,750
06/01/00        S         8.00%       $112,250
12/01/00        C         8.50%       $109,000
06/01/01        S         8.50%       $135,000
12/01/01        S         9.00%       $156,500
06/01/02        S         9.00%       $163,750
12/01/02        C         9.25%       $114,000
06/01/03        S         9.25%       $171,000
12/01/03        S         9.50%       $179,000
06/01/04        S         9.50%       $187,500
12/01/04        C         9.75%       $105,500
06/01/05        S         9.75%       $196,000
12/01/05        S        10.00%       $206,500
06/01/06        S        10.00%       $216,000
12/01/06        C        10.00%        $99,250
06/01/07        C        10.00%         94,250
12/01/07        C        10.00%         89,750
06/01/08        C        10.00%         85,750
12/01/08        C        10.25%         79,500
06/01/09        C        10.25%         75,500
12/01/09        C        10.25%         72,000
06/01/10        C        10.25%         68,250
12/01/10        C        10.25%         65,250
06/01/11        C        10.50%         60,000
12/01/11        C        10.50%         57,000
06/01/12        C        10.50%         54,250
12/01/12        C        10.50%         51,500
06/01/13        C        10.50%         48,750
12/01/13        C        10.75%         44,750
06/01/14        C        10.75%         42,500
12/01/14        C        10.75%         40,250
06/01/15        C        10.75%         38,250
12/01/15        C        10.75%         36,500
06/01/16        C        11.00%         33,000
12/01/16        C        11.00%         31,250
06/01/17        C        11.00%         29,750
12/01/17        C        11.00%         28,250
06/01/18        C        11.00%         26,500

       Series 1998-II Bonds
Maturity      Type       Interest    Principal
  Date         (1)         Rate     Retired (2)
01/01/99        C         7.50%        $154,750
07/01/99        C         7.50%        $149,250
01/01/00        C         8.00%        $159,750
07/01/00        C         8.00%        $153,750
01/01/01        C         8.50%        $161,750
07/01/01        C         8.50%        $155,000
01/01/02        C         9.00%        $160,500
07/01/02        C         9.00%        $153,250
01/01/03        C         9.25%        $145,500
07/01/03        C         9.25%        $138,750
01/01/04        C         9.50%        $131,000
07/01/04        C         9.50%        $125,250
01/01/05        C         9.75%        $117,500
07/01/05        C         9.75%        $112,000
01/01/06        C        10.00%        $105,250
01/01/06        C        10.00%      $1,346,750

       Series 1998-III Bonds
Maturity      Type       Interest    Principal
  Date         (1)         Rate     Retired (2)
01/01/00        S         8.00%         $10,500
07/01/00        S         8.00%         $11,000
01/01/01        S         8.50%         $22,250
07/01/01        S         8.50%         $23,000
01/01/02        S         9.00%         $34,500
07/01/02        S         9.00%         $36,250
01/01/03        S         9.25%         $37,750
07/01/03        S         9.50%         $39,750
07/01/03        S         9.50%      $1,630,000


Note 1:
S = Simple Interest Bonds; interest payable semiannually until maturity.
C = Compound Interest Bonds; interest
compounded semiannually and payable at maturity.


Note 2: The Series 1998-II Bond Issue has a balloon payment of $2,800,000 due on October 31, 2005 consisting of $1,346,750 in principal and $1,453,250 in accrued interest. The Series 1998-III Bond Issue has a balloon payment of $1,630,000 due on June 30, 2003.

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including risk factors, financial statements and notes thereto appearing elsewhere in this Prospectus.

The Company

     Senior Retirement Communities, Inc. is a development stage corporation formed under the laws of the State of Louisiana for the purpose of developing and operating retirement, assisted living and memory disorder facilities in Northern Louisiana. The Company's executive offices are located at 507 Trenton Street, West Monroe, Louisiana, and the Company's telephone number is
(318) 323-2115. See "Business".

The Offering


Bonds Offered. . . . . . The Company is offering $9,000,000 of co-first mortgage bonds in three series, with the proceeds from each series being used for a particular project located in a city in the State of Louisiana. The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture between the Company and the Trustee.

The Series 1998-I Bonds will be dated June 1, 1998, and are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The aggregate principal amount of the Series 1998-I Bonds is $3,685,000 and is comprised of bonds in the principal amount of $2,004,500 that will mature serially and bear simple interest payable by check mailed to the registered owners each December 1 and June 1 until maturity and bonds in the principal amount of $1,680,500 that will mature serially and bear interest compounded semiannually each December 1 and June 1 that is payable at maturity.

The Series 1998-II Bonds will be dated July 1, 1998, and the Series 1998-II are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The aggregate principal amount of the Series 1998-II Bonds is $3,470,000. The Series 1998-II Bonds will mature serially and bear interest compounded semiannually each January 1 and July 1 that is payable at maturity.

The Series 1998-III Bonds will be dated July 1, 1998, and the Series 1998-III Bonds are subject to the sale of a minimum of $500,000 in principal amount of
Bonds.   The aggregate principal amount of the Series 1998-III Bonds is
$1,845,000. The Series 1998-III Bonds will mature serially and bear simple interest payable by check mailed to the registered owners each January 1 and July 1 until maturity.


Interest on the Bonds is includable in gross income for federal tax purposes. See "Description of Bonds".

Denominations. . . . . . $250 or integral multiples thereof.

Maturity . . . . . . . . See Maturity Schedules on page 3 hereof.


Subscription for Bonds . Each person who wishes to purchase a Bond must execute a subscription agreement covering the Bond(s) being purchased. The subscription agreement is generated by the Underwriter, upon receiving verbal indication from a subscriber for the Bond(s), the subscriber has selected from the available maturities. Subscribers may purchase any of the series of Bonds. Prior to executing the subscription agreement, the subscriber will be provided a Prospectus by the Underwriter. See "Underwriting - Subscription for Bonds".


Operating Funds. . . . . Under the Trust Indenture, the Company must establish an operating fund account for each of the three series of bonds. The Company will make monthly deposits into the operating fund accounts in amounts predetermined to be sufficient at all times to pay the principal and interest
of the Bonds.   See "Description of Bonds - Operating Fund Requirements".


Redemption . . . . . . . The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity. The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. See "Description of Bonds - Prepayment".

Covenants. . . . . . . . In addition to its obligation to remit the principal and interest payments when due, the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or materialmen's liens that may become payable. Furthermore, the Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the
Bonds.    See "Description of Bonds".


Bond Reserve Fund. . . . The Company has agreed to establish a bond reserve account ("Bond Reserve Account") which will be funded by each of the three
series of bonds.   See "Sources and Uses of Proceeds".  The purpose of the
Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date, the Trustee may apply available funds to the principal and interest due on the Bonds. If all the Bonds are sold, the Bond Reserve Account will be funded in the amount of $620,000. The Bond Reserve Account will remain in place for a period of ten years from June 1, 1998. At the end of the ten year period said reserve funds will be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. See "Description of Bonds - Bond Reserve Account".


Trustee. . . . . . . . . Colonial Trust Company of Phoenix, Arizona, has
agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee. The Trustee has also agreed to serve as Paying Agent, Registrar, Disbursing Agent and Escrow Agent. The Trustee is not a guarantor or surety, does not in any way guarantee or act as surety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence. See "Description of Bonds".

Trust Indenture. . . . . The Company pledges, transfers and assigns to the
Trustee, in trust, to secure the payment of the Bonds, all of its rights, title and interest to the first receipts of any and all revenues of the Facilities, the real property of the Company and the furnishings and equipment of the Company and all monies and securities held by the Trustee under the terms of the Trust Indenture. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company. The properties securing the Bonds are located in the Northern
Louisiana communities of Ruston, Bossier City and Shreveport.   Pursuant to
the Trust Indenture, each bond will be issued on parity with the other Bonds. See "Description of Bonds".

Proceeds Escrow. . . . . All proceeds from the sale of Bonds will be deposited with Colonial Trust Company as "Escrow Agent" pursuant to an Escrow Agreement entered into between the Company and the Escrow Agent. Pursuant to the terms of the Escrow Agreement, all proceeds from the sale of the Bonds will be deposited with the Escrow Agent, subject to the sale of minimum funds for any series of

Bonds, as set forth herein. In the event minimum funds for any series of Bonds is not received within the time set forth herein, the Company will promptly pay to the Escrow Agent such sum of money as will be necessary, if any, when added to the sums held in escrow, including interest earned thereon, to pay to the subscribers the principal amount of their subscription together with the interest from the date of issue through the escrow termination date at the rate attributable to the Bonds subscribed to by the subscriber. During the escrow period, the subscriber will not have access to funds held in the Escrow Account. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds".

Use of Proceeds. . . . . Subject to the sale of minimum funds for each series of Bonds, the net proceeds will be used to fund a small portion of the operating fund payments on the Bonds, fund a reserve account, provide financing for the construction, furnishing and equipping of the Company's Facilities and payoff construction financing on the Facilities. See "Sources and Uses of Proceeds".


Risk Factors . . . . . . An investment in the Bonds is speculative and involves a high degree of risk. Among such risks are the following: no assurance of sale of any series of the Bonds; sale of the Minimum Offerings will only pay expenses and reserves associated with the Offering; and if sufficient Bonds are not sold to repay the construction loan(s), there is a risk of foreclosure. Potential investors should carefully consider the factors set forth under "Risk Factors".


Financial Summary


     As of December 31, 1997, the Company had total assets of $1,477,784, total liabilities of $529,605 and total stockholders' equity of $948,179. The stockholders of the Company have contributed a total of $948,820 in capital to the Company. Since the Company's inception on September 10, 1997 through December 31, 1997, the Company has generated no revenues and has incurred cumulative expenses of $641. See "Financial Statements" beginning on page F-1 of the Prospectus.



             (This space is intentionally left blank)

                           RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Bonds offered by this Prospectus. An investment in the Bonds is speculative and involves a high degree of risk. Certain of these risks are set forth below and should be considered by investors, among others, as a part of their overall evaluation before making a decision to purchase Bonds.

No Commitment to Purchase Bonds; Deposit of Subscriptions
     The Underwriter, in selling the Bonds, is acting as agent of the Company on a "best efforts" basis. The Underwriter is only obligated to use its best efforts to sell the Bonds, and the Company will not receive any proceeds of any series of the Bonds unless the Underwriter sell Bonds equal to the minimum amount of bonds applicable to a series of Bonds. During the offering period, the Underwriter will deposit all subscriptions from the sale of the Bonds with the Escrow agent, which funds will be held until the minimum offering for a series of Bonds is met. Thereafter, such funds shall be disbursed to the Company and applied for the purposes set forth herein. See "Sources and Use of Proceeds". If the minimum offering for any series of Bonds is not sold, potential investors will loose the use of their funds during the offering period, and any extension thereof, although the Company has agreed to promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to funds held in escrow, including interest earned thereon, to pay to the subscribers of the bonds the principal amount of such subscriptions together with the interest applicable to such Bonds through the escrow termination date. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds".

Risk Associated with Bonds - Co-First Mortgage

     The Company has obtained and will obtain construction loans (the "Construction Loans") with Church Loans and Investments Trust of Amarillo, Texas (the "Construction Lender") for the financing of construction of the Company's Facilities. The Company obtained the construction loan for the Ruston Project ("Ruston Construction Loan") on December 1, 1997 in the amount of $2,700,000. The Ruston Construction Loan is due December 1, 1998, unless mutually extended by the Construction Lender and the Company. The Company agreed to the terms of a construction loan commitment issued by the Construction Lender for the construction financing of the Bossier City Project ("Bossier City Construction Loan") on March 20, 1998. The Bossier City Construction Loan will be in the amount of $2,200,000 and will be due 12 months after the initial funding of the loan. In addition, the Company agreed to the terms of a construction loan commitment issued by the Construction Lender for the construction financing of the Shreveport Project ("Shreveport Construction Loan") on March 20, 1998. The Shreveport Construction Loan will be in the amount of $1,225,000 and will be due 12 months after the initial funding of the loan. Each construction loan is/will be secured by a Co-First Mortgage on the corresponding project that will be built from the proceeds of the respective construction loan. As indicated under "Description of Bonds - Escrow and Disbursement of Bond Proceeds" and "Sources and Uses of Proceeds", offering costs, concessions and the initial operating reserves are to be paid from the Bond proceeds from each series prior to the retirement of the Construction Loans. Accordingly, if approximately 87.6% of the Series 1998-I Bonds ($3,226,000) are not sold by December 1, 1998, the Ruston Construction Loan may go into default. If approximately 77.8% of the Series 1998-II Bonds ($2,699,000) are not sold by the maturity date of the Bossier City Construction Loan, the Bossier City Construction Loan may go into default. If approximately 84.5% of the Series 1998-III Bonds ($1,559,250) are not sold by the maturity date of the Shreveport Construction Loan, the Shreveport Construction Loan may go into default. If any of the Construction Loans go into default, and the Construction Lender may exercise its rights, including the Construction Lender's right under the mortgage and the applicable Lienholders Agreement to accelerate the defaulted construction loan and the applicable bonds and, if not paid, then foreclose the subject property securing the applicable construction loan. There is no assurance that the Company would be able to secure alternative financing to replace the construction loan(s) on a timely basis. Notwithstanding the fact that the security for each of the Facilities is in parity with its respective construction loan, there can be no assurance that the proceeds arising from any sale of any of the Facilities, even though the construction has been fully completed, would be sufficient to fully repay the respective construction loan and the then outstanding Bonds. Under the terms of the Lienholders Agreements, all receipts from collection and foreclosure are to be allocated between the construction loan and the corresponding series of Bonds in proportion to the respective principal balances outstanding.

See "Description of Property - Financing of the Company's Facilities," "Description of Bonds - Escrow and Disbursement of Bond Proceeds," "Use of Proceeds" and "The Company's Plan of Operation".

Substantial Balloon Payment Requirements for the Series 1998-II and Series 1998-III Bonds

The Company is required to make a one time payment of $2,800,000 on December 31, 2005, to pay principal and interest due at that time on the remaining outstanding Series 1998-II Bonds. Additionally, the Company is required to make a one time payment of $1,630,000 on June 30, 2003, to pay principal due at that time on the remaining outstanding Series 1998-III Bonds. There is no assurance the Company will have sufficient funds to do so, and, if not, may have to refinance the balance of the Series 1998-II and Series 1998-III Bonds then due. There is also no assurance the Company will be able to refinance an amount sufficient to retire all of the Series 1998-II and Series 1998-III Bonds then outstanding.


Presence of Debt
     The Company is newly formed and without any operating history. The financing activities of the Company will be made primarily through the issuance of debt. As a result, the Company will be highly leveraged. Moreover, the Company will initiallybe highly dependent upon the proceeds received as a result of the issuance of the Bonds in order to service the debt incurred under the Bonds and, thereafter, the payment of debt will be based upon income from the Company's operation of the Facilities. There is no assurance that such operations will be successful. Other than a pledge of the land and buildings constituting the Facilities and a pledge of the gross income for the benefit of the Bonds, there are no other credit enhancements to secure the payment of the Bonds such as personal guarantees of members, letters of credit or other additional forms of security for the Bonds. The obligations for the payment of principal and interest of the Bonds are entirely the obligation of the Company. Such obligations are without recourse to the stockholders of the Company.

No Assurance of Operating Fund Payments
     Proceeds of this Offering, in part, will be used to fund the first monthly operating fund payments on all three series of bonds in amounts equivalent to slightly more than the first six month operating fund payments assuming all of the Bonds are sold. There is no assurance that the Company will have sufficient funds to pay the operating fund payments after the initial operating fund payments (that are to be funded from bond proceeds) have been expended. Failure of the Company to make the operating fund payments constitutes an event of default upon which the Trustee may accelerate the Bonds. See "Description of Bonds - Initial Operating Fund Payments", "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of Default."

     Proceeds of this Offering also will used to fund the Bond Reserve Account to be applied by the Trustee to pay the principal and interest due on the Bonds only in an event of default. The Trustee will maintain the Bond Reserve Account and will be in effect for ten years from June 1, 1998.
Should the Company fail to make the required deposits into the operating fund account necessary to pay the principal and interest due on the payment dates, and should the Bond Reserve Account be entirely expended for said purposes, there may not be sufficient funds available to repay bondholders in a timely manner. At the end of the ten year period, any funds remaining in the Bond Reserve Account must first be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. If all of the Bonds have been retired prior to the end of the ten year period, then the Bond Reserve Account will be released to the Company. See "Description of Bonds - Bond Reserve Accounts".

     If only a portion of the Bonds are sold, the operating fund payments may be adjusted to correspond with the principal and interest then outstanding, but at no time be less than the required amount to pay any principal and/or interest that would be due on any interest computation date.

Experience of the Underwriter
     The Underwriter does not have substantial experience in acting as a lead underwriter in an initial public offering. The Underwriter's experience has primarily been in the underwriting of nonprofit debt securities, intrastate debt offerings and debt offerings offered pursuant to Regulation A of the Securities Act of 1933, as amended, as an exemption from the registration requirements under the Act. There can be no assurance that the Underwriter's lack of experience will not adversely affect the Offering. See "Underwriting".

Possible Withdrawal of Underwriter
     The Underwriter is subject to civil litigation brought by the Securities Commissioner of Kansas on behalf of the State of Kansas. This case stems from the Underwriter's participation in a series of church bond offerings of a single church located in Wichita, Kansas. The Securities Commissioner of Kansas seeks a permanent injunction restraining and enjoining the Underwriter, its control persons and others from directly or indirectly employing any device, scheme, or artifice to defraud; engaging in an act, practice or course of business which would operate as a fraud or deceit upon any person; and/or making any untrue statements of material fact and/or omitting to state material facts necessary in order to make other statements made not misleading, and, seeking restitution jointly and/or severely in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. It is likely that during the offering of the Bonds, that this matter may be adjudicated, settled, or otherwise, and the authority of the Underwriter to engage in the securities business may be suspended, revoked or limited. Currently, this litigation is in its discovery stage, and the Underwriter has determined to vigorously defend the case. However, in the event the Underwriter is unable to continue its business as a broker dealer of securities, it will have to withdraw from its participation in this Offering and, in all likelihood, the Offering will be terminated unless and until the Company is successful in finding another Underwriter willing to participate in the sale of the Bonds.

Lack of Secondary Market
     The Underwriter does not intend to make a market in the Bonds. There is no quoted market for the Bonds and there is no assurance a market will develop. There is no guarantee that all or a substantial portion of the Bonds will be sold. The marketability of the Bonds may also be influenced by other general market conditions, such as the overall strength of the bond market, which is influenced by a number of factors, such as changes in prevailing interest rates which may have an adverse effect on the price of the Bonds upon their sale and which are beyond the control of the Company.
In addition, the Bonds have not received any credit rating by a Nationally Recognized Statistical Rating Organization. The absence of any such rating could adversely affect the ability of an investor to sell the Bonds or the price at which the Bonds are sold. Therefore, the likelihood of a market developing may be remote at best. A decision to purchase Bonds should be made with the understanding the Bonds most likely will have to be held until maturity, as there is no quoted secondary market for the Bonds, nor is there the likelihood one will develop. Purchasers of the Bonds should consider their ownership of the Bonds as an illiquid investment.


Limitations of the Trust Indenture
     The Bonds will be issued pursuant and subject to the provisions of a certain Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company of Phoenix, Arizona, as Trustee, Bond Registrar and Paying Agent (the "Trustee"). The Company is not required to qualify the Trust Indenture under the Trust Indenture Act of 1939 as amended (the "Act"). Thus, the Company has elected not to qualify the Trust Indenture under the Act. However, since the Trust Indenture does not comply with the requirements of the Act, investors are not provided with the protections afforded by the Act including provisions regarding the duties and responsibilities of the Trustee prior to default, rights of bondholders in the event of default, preferential collection of claims against the Company, the eligibility and disqualification of the Trustee, information required by the Trustee to be furnished to bondholders, reports by the Trustee and other provisions regarding the Trustee and bondholders. See "Description of Bonds".


Enforcement of Trust Indenture
     The enforceability of the terms of the trust Indenture is qualified to the extent that enforcement of the rights and remedies created by it is subject to bankruptcy, fraudulent conveyance, moratorium, insolvency, reorganization, and similar laws of general application affecting the rights and remedies of creditors and secured parties. The remedy of specific enforcement or of injunctive relief is subject to the discretion of the court for which any proceedings may be brought. To the extent the enforceability of the Trust Indenture is affected by such bankruptcy, insolvency, reorganization or similar laws, the rights of the Trustee or the Bondholders, and their ability to make recovery, in whole or in part, could be adversely affected.

Additional Bonds
     The terms of the Trust Indenture enable the Company to further encumber the Facilities securing the Bonds by permitting the issuance of additional bonds at a future date. To the extent any additional bonds are issued, these additional bonds would be issued on parity with the Bonds and would, in turn, share proportionately with the Bonds in any proceeds that might arise from a foreclosure or similar proceeding following a default by the Company, thereby diminishing the proceeds available for repayment of the Bonds. The
Company intends to issue additional bonds on parity with the Bonds to finance the construction of other retirement, assisted living and memory disorder facilities in the State of Louisiana. See "Description of Bonds" and "The Company's Plan of Operation".

Notification of Bonds Maturing
     Semiannual notifications of Bond maturity may not be forwarded; each Bondholder who has received a printed bond certificate is responsible to present his/her Bonds for redemption at maturity. No interest will accrue or be payable from or after the respective payment date upon any matured installment of principal or interest. Further, the failure to present any Bond within three years of its maturity may result in the principal and interest due being subject to the laws of escheat in particular states.

Early Redemption of Bonds
     The Bonds are subject to redemption, in whole or in part, prior to maturity as more particularly set for herein. If the Bonds are redeemed prior to maturity, the owners thereof will not receive the yield to maturity indicated, and, if so redeemed, the owners may not be able to reinvest the proceeds thereof at comparable rates.

Lack of Operating History and Related Experience
     The Company is newly formed and was organized in September of 1997. Construction of the Company's first facility located in Ruston, Louisiana commenced on December 1, 1997 and is not scheduled to be completed and open for business until August of 1998. Construction of the Company's other proposed retirement, assisted living and memory disorder facilities have not commenced. Therefore, the Company has no substantial operating history. Furthermore, the Company, its affiliates and the President of the Company have very limited experience in the development and operation of assisted living/memory disorder facilities. The President of the Company has gained some previous experience in the development and operation of a similar assisted living/memory disorder facility in West Monroe, Louisiana, which commenced operations in November of 1997. See "Management" and "Prior Performance of Affiliates of the Company". There is no assurance, that once open, the Company's Facilities will generate income sufficient to service the Bonds.


Risks Arising from Operations
     Any business entity which operates retirement, assisted living and memory disorder residences may be affected by adverse changes in general or local economic and market conditions, increased costs of labor or energy, competition from other similar businesses, poor management, limited alternative uses for the building and improvements, changing consumer tasks and habits, changing demographics, and other factors. The Company's facilities will be subject to various requirements, restrictions, and regulations imposed by governmental authorities affecting the frail and elderly housing and care industry, the violation or claimed violation of which could have a material adverse impact upon the Company's ability to meet its business and financial obligations. More specifically, these risks include the following:

     General Economic Conditions: The financial success of the Company's operations may be sensitive to adverse changes in general economic conditions, such as inflation and unemployment. These changes could cause the cost of the Facilities' operations to increase in a manner that would create serious economic hardship. These changing conditions could also restrict the amount of income which potential customers have available for funding housing and care requirements such as residing at the Company's Facilities. The Company and its management have no control over any of these changes.

     General Risks in Property Ownership: The Company will be subject to risks generally applicable to the ownership of real estate, including changes in (i) general economic conditions; (ii) supply of, or demand for, similar or competing properties; (iii) interest rates and the availability of permanent mortgage funds which may render the refinancing of their facilities difficult or unattractive; and (iv) tax, real estate, environmental and zoning laws.

     Competition: The Company will experience competition from other elderly housing and care providers. The Company will compete principally on the basis of perceived quality and service, ambiance and price-value relationship. While the Company believes that Facilities will be distinctive in design and operating concept, it is aware of other companies with similar or competitive concepts. The long-term care industry is highly competitive and the Company expects it will become more competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. See "Business - Competition."

     Rental Risk: One of the principal risks being taken by the Company is the possibility that Facilities will not generate sufficient cash flow to cover operating expenses and debt service payments, and the Company may be unable to meet its obligations. The cash flow derived from the Facilities may be affected by a variety of factors, including but not limited to, the following: (i) a reduction in rental income due to the Facilities' inability to maintain high occupancy levels at favorable rates; (ii) adverse changes in local market conditions, such as over building, reduced employment opportunities, population shifts due to demographic changes, adverse changes in the residential quality of the surrounding neighborhood, or unfavorable zoning law changes; (iii) rent control legislation; and (iv) the destruction of part or all of the Facilities due to fire, flooding, tornados or other natural disasters.

     Environmental Considerations: Certain Federal and state laws impose liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company. Phase one environmental assessments were conducted on the Company's properties in 1997. Research and visual observation undertaken did not reveal any former or current environmental conditions, problems or situations impacting the sites.

Construction Risks
     Construction of the Facilities are not completed, and delays are common in the construction industry. The Company anticipates the construction of its Facilities to be completed by March 1999. Disruptive events may include shortages of, or inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions, changes in Federal, state or local laws or regulations, and other factors or circumstances presently unknown to or unanticipated by the Company. The Company may have little control over such events, and such events may adversely affect the cost and completion time of
the Facilities.   See "Business - Construction of the Facilities".

Dependence on Management - Management Agreement
     The success of the Company's business will be highly dependent upon the services of Joanne M. Caldwell-Bayles, President of the Company. The loss of her services of the Company would adversely affect the Company's business operations. The Company has obtained a key employee insurance policy covering the life of Mrs. Caldwell-Bayles in the amount of $500,000 payable to the Company and $1,000,000 assignable to the Trustee for the benefit of the Bondholders. Mrs. Caldwell-Bayles, through a company owned by her, The
Forsythe Group, Inc., will enter into a Management Agreement for the management of the Company's Facilities. See "Business - Management Agreement". The Management Agreement extends to the day-to-day operations of the retirement, assisted living and memory disorder facilities of the Company.
The Management Agreement extends to the year 2010 and may be terminated by the mutual agreement of the parties, bankruptcy or for cause. See "Business
- Facilities Operations".

Employees
     Prior to the commencement of operations of each facility, the Company intends to employ an average of 35 employees at each facility. There is no assurance that the Company will be able to obtain and maintain an adequate number of competent personnel, including entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company in the future.


Conflicts of Interest
     The principal shareholders of the Company, individually and/or through their ownership of affiliated companies have or will receive fees and compensation from the Company. These related transactions are critical to the development and operation of the Company's Facilities. See "Certain Transactions." Furthermore, the President of the Company has or will be negotiating and executing agreements on behalf of the Company. The President also has the authority to negotiate and execute agreements with entities with which she is affiliated. This presents a conflict of interest in the fact that affiliates may realize benefits at the expense and detriment of the Company. However, the Company intends for the terms of each of these agreements to be no less favorable than those which might generally be obtained from third parties providing similar services. The Company acknowledges that the conflicts of interest are real and ongoing, and there is no assurance that the best interest of the Company will prevail.


Government Regulations

     At present there are no applicable federal regulations affecting the operation of the Company's Facilities. The Facilities will be built to conform with state regulations governing residential care for the elderly in the State of Louisiana. The management is confident all state regulations regarding the size of the Facilities, health care and environment will be met. The Company's Facilities will be designed for full compliance with the Americans with Disabilities Act, including, but not limited to areas such as parking, ramps, entrances, door and corridor widths, and public toilet facilities. The Facilities will not be required to be licensed as a nursing home, due to the fact that no 24-hour skilled medical care will be provided to residents by the staff at the present time. However, the Facilities will be required to be licensed by the Louisiana Department of Social Services prior to the commencement of operations of each facility. The Company will apply for licenses with the Louisiana Department Social Services and anticipates getting a temporary license upon completion of construction of each facility and a final license within 90 days after the issuance of the temporary license. In the Company's opinion, the Facilities and management practices and operations will meet or exceed all residential care for the elderly regulations of the State of Louisiana. Failure of the Company to receive and maintain the required licensing would have a material adverse effect on the Company's financial condition and its ability to repay the Company's debt. See "Business - Government Regulation".

                 (This spavce is intentionally left blank)

                   SOURCES AND USES OF PROCEEDS

     The sources and anticipated uses of proceeds available after the issuance of the Series 1998-I, 1998-II and 1998-III Bonds are set forth below. See"Description of Property - Financing of Facilities" and "Certain Transactions".


                       Series 1998-I Bonds       Series 1998-II Bonds
                        Ruston Project (1)       Bossier City Project (1)
Source of Proceeds:     Minimum       Maximum      Minimum        Maximum
Gross Offering Proceeds $750,000   $3,685,000     $750,000     $3,470,000
   Less Underwriting
       Concessions (2)   (45,000)    (221,100)     (45,000)      (208,200)
   Less Other Offering
       Costs (3)         (67,500)     (67,500)     (67,500)       (67,500)
                         -------   ----------     --------     ----------
Net Offering Proceeds    637,500    3,396,400      637,500      3,194,300
                         =======    =========      =======      =========
Use of Proceeds:
Fund Initial Operating
  Fund Payments          200,000      200,000      185,000        185,000
Retire Construction
  Loan (4)               437,500    2,700,000      452,500      2,200,000
Fund Remaining
  Construction Costs           0      146,400            0        469,300
Fund Pre-Opening Costs         0      100,000            0        100,000
Fund Bond Reserve
  Account                      0      250,000            0        240,000
                         -------   ----------     --------     ----------
Total Use of Proceeds    637,500    3,396,400      637,500      3,194,300
                         =======    =========      =======      =========

                           Series 1998-III Bonds
                            Shreveport Project (1)
Source of Proceeds:        Minimum         Maximum
Gross Offering Proceeds    $500,000     $1,845,000
   Less Underwriting
       Concessions (2)      (30,000)      (110,700)
   Less Other Offering
       Costs (3)            (45,000)       (45,000)
                           --------     ----------
Net Offering Proceeds       425,000      1,689,300
                           ========     ==========
Use of Proceeds:
Fund Initial Operating
  Fund Payments             100,000        100,000
Retirre Construction
  Loans (4)                 325,000      1,225,000
Fund Remaining
  Construction Costs              0        134,300
Fund Pre-Opening Costs            0        100,000
Fund Bond Reserve
  Account                         0        130,000
                            -------     ----------
Total Use of Proceeds       425,000      1,689,300
                            =======     ==========

Note 1: The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The order in which the proceeds will be disbursed from each series appears above in descending order. For example, the net proceeds from the Series 1998-I Bonds will be disbursed in the following order and preference (based upon the sale of all of the Series 1998-I Bonds): (1) to fund the initial operating fund payments in the amount of $200,000; (2) to retire the Construction Loan in the amount of $2,700,000; (3) to fund any remaining construction costs up to $146,400 to fund pre-opening costs in the amount of $100,000; and (5) to fund the Bond Reserve Account in the amount of $250,000. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds"

Note 2: Subject to the sale of the minimum offering amounts, the Underwriter will receive concession from the sale of the Bonds as follows: (1) the Underwriter will receive a concession of 6% on all bonds sold through a selling group agreement with another NASD member firm; (2) the Underwriter will receive a concession of 5% on all bonds sold to clients of the Underwriter; and (3) the Underwriter will receive a processing fee of 1% of the face amount of each bond purchased by any person or entity who is currently not a client of the Underwriter, but is affiliated with the Company or referred to the Underwriter by the Company. See "Underwriting".

Note 3: Other offering expenses payable by the Company are estimated at a total of $180,000 and are allocated among the three series of bonds. Offering expenses include an investment banking fee in the amount of $117,000 paid to the Underwriter for its technical assistance offered in connection with the Offering and $63,000 paid by the Company for legal fees, accounting fees, appraisal fees, recording fees, mortgage taxes, Trustee's fees and other similar fees incurred in connection with this Offering.

Note 4: The Construction Loans bear interest at a variable rate which is equivalent to 2% per annum in excess of the lowest rate designated as the "Prime Rate" of interest published by the Wall Street Journal (North Edition) under the heading "Money Rates". Each construction loan is/will be secured by a Co-First Mortgage on the corresponding project that will be built from the proceeds of the respective construction loan. Approximately 87.6% of the Series 1998-I Bonds ($3,226,000) must be sold by December 1, 1998 in order to revent the Ruston Construction Loan from going into default. Approximately 77.8% of the Series 1998-II Bonds ($2,699,000) must be sold by the maturity date of the Bossier City Construction Loan in order to prevent the Bossier
City Construction Loan from
going into default. Approximately 84.5% of the Series 1998-III Bonds ($1,559,250) must be sold by the maturity date of the Shreveport Construction Loan in order to prevent the Shreveport Construction Loan from going into default. See "Description of Property - Financing of the Company's Facilities".


                             BUSINESS

The Company
      The concept for the Company began over ten years ago. Joanne Caldwell-Bayles, President of the Company, visited her grandmother in a facility in Arizona which provided the same basic services as an assisted living center. Upon returning to Louisiana, Mrs. Caldwell-Bayles began the study of senior care, as it related to the care provided in assisted living facilities. At the time Mrs. Caldwell-Bayles started her studies, the demographics were not at a point in Northern Louisiana in which assisted living centers were a viable idea. As time passed, the aging population began to reach the stage in which assisted living centers would be necessary in the region. In 1994, Mrs. Caldwell-Bayles began the development of the first assisted living facility in West Monroe, Louisiana under the legal entity of The Arbor Group, L.L.C. See "Prior Performance of Affiliates of the Company".
     Mrs. Caldwell-Bayles started to consider the expansion into other areas in Northern Louisiana prior to the opening of the West Monroe facility. She and the founding stockholders of the Company decided to develop additional locations along Interstate 20 between Shreveport and West Monroe, Louisiana. Accordingly, the Company was organized on September 1, 1997 as a Louisiana corporation formed for the purpose of developing and operating retirement, assisted living and memory disorder facilities in Northern Louisiana. The Company will conduct business doing business as the Arbor Retirement
Community.

Business Concept and Clientele
     The Company's business concept is based on providing elderly residents in North Louisiana with a broad range of cost-effective health care and personal support services, including assisted living, retirement living and memory disorder units.

     Assisted Living. Assisted living care is an emerging segment of the long-term care industry serving the rapidly growing elderly population who may require assistance with the activities of daily living ("ADLs"), such as dressing, bathing and eating. In addition to providing assistance with ADLs, the Company will also offer a range of routine and skilled nursing services
(as permitted by government regulation). The Company's assisted living facilities are intended to provide privacy and companionship in a comfortable, secure, non-institutional living environments which are also designed to promote interdependence between the facilities' staff and the residents, all with the intent of providing a more positive lifestyle environment than that which has been historically available from other congregate care providers. Specifically, the Company's assisted living facilities are designed to house elderly persons who do not require 24-hour skilled nursing care. For example, typical residents might include persons suffering from occasional memory loss, poor diet habits, arthritis, or other infirmities by reason of which they would benefit from daily assistance and supervision.

     Retirement Living - Independent Cottages. Residents for independent cottages are usually seniors who maintain an independent lifestyle, but desire no longer to have the responsibility of ownership and maintenance of a family residence. Most residents, if not all, will continue to own and operate their own automobiles. They will also continue to provide their own house cleaning, medical and medication maintenance, shopping and other activities which are expected of seniors who maintain good health.
Some residents may wish to travel extensively while maintaining a secure home base in which their possessions are protected while they are away.

     Memory Disorder. Memory disorder units are specifically designed to assist individuals suffering from Dementia. Dementia includes multi infact (mini-strokes), Parkinson disease, Lou Gehrig disease, Alzheimer's and several other similar disorders. Of these disorders, Alzheimer's is the most common. Memory disorder units provide a secure, protected living environment for individuals suffering from these types of disorders. Memory disorder units provide attention with one care giver for no more than five residents during the day. Night care giver requirements depend on the needs or each individual resident. The Company's memory disorder units are designed to provide as much freedom of movement and activity as the progression of the disorder will allow. Each living unit is designed with memory disorders in mind.

Operation of the Company's Facilities

     Format. The services provided to residents of the Company's assisted living facilities will include meals, laundry, housekeeping and physical assistance. In addition, preventive health care programs, transportation, organized social activities, 24-hour security and medication monitoring will also be provided as well as the services of a registered nurse who is available on an "on call" basis. The residents will be responsible for their own personal purchases such as toothpaste, medical prescriptions, etc. Unlike nursing homes, however, contemplated services do not include around-the-clock skilled nursing care. The assisted living facilities will also provide limited social activities for residents.
     The services provided for the residents of the Company's independent cottages will include all utilities, building and lawn maintenance, 15 meals each month, security, emergency call systems and housekeeping once each week. The services provided to the residents of the Company's memory disorder units will include 24-hour care, three meals each day, medication monitoring, therapeutic activities, bathing, personal grooming and secure outdoor activities.
     Expenses of operating the Company's Facilities will be made up of "fixed" costs and "variable" costs. "Fixed" costs will include debt service, management and core staff, essential utilities, insurance, and taxes. "Variable" costs will include food costs, staffing, utilities and supplies to a small extent. The Facilities will be able to handle emergencies only to the extent of calling a doctor or hospital in behalf of the resident. Should a resident require health care beyond that which the Facilities can reasonably provide or assist, then a resident may be forced to move from the Facilities.

     Cost of Living. The Company's Facilities will have living units priced in a range of $900 to $2,450 per month based on the type of accommodations and
services provided.   Residents are billed monthly for the services rendered.
Medicare/Medicaid will not pay for a resident's stay at the Facilities. Additional costs may be realized by the residents if they require certain health supervision/services and meals for visitors. As the cost of living may increase, charges to the residents may also need to be adjusted.

     Resident's Lease Requirements. The residents will be required to pay a one time entrance fee of approximately $1,475 to reserve their unit or apartment. The lease of the apartments by the residents will be on a month-to-month basis. Residents will be required to pay only for the months in which they are residents of the facility.

Competition
     The Company will experience competition from other elderly housing and care providers. The Company will compete principally on the basis of perceived quality and service, ambiance and price-value relationship. While the Company believes that the Facilities will be distinctive in design and operating concept, it is aware of other companies with similar or competitive concepts. The long-term care industry is highly competitive and the Company expects that it will become more competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. There is no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents and could have a material adverse effect on the Company's financial condition, results of operations and prospects.
     The following table indicates the number of units of existing competition in assisted living, retirement living, nursing home care and memory disorder for the three locations of the Company's Facilities. This information was gathered by Essential Decisions Inc. for the Company.

                 Summary of Existing Competition
                                                            Existing
                                             Existing       Private-Pay
Location                      1996           Assisted       Retirement
                              Population    Living Units    Living Units
Ruston, Louisiana                46,040          0                0
Bossier City, Louisiana          91,309          0               59
Shreveport, Louisiana           235,933        204              241

                 Summary of Existing Competition...CONT
                                              Memory
                             Existing         Existing
                            Nursing Care      Disorder
                               Units           Units
Ruston, Louisiana              425              20
Bossier City, Louisiana        818               0
Shreveport, Louisiana        2,749               0



Management Agreement
     On September 10, 1997, the Company entered into a management agreement
(the "Management Agreement") with The Forsythe Group, Inc., a company owned and controlled by Joanne M. Caldwell-Bayles, the President and principal shareholder of the Company. The Management Agreement extends to each of the Facilities to be financed as a result of the sale of the Bonds. Pursuant to the terms of the Management Agreement, The Forsythe Group, Inc. (the "Manager"), as agent for the Company, will perform all services incidental to the operation of the Facilities, including the hiring of employees, collection of payments, the paying of expenses, receiving governmental permits and the compliance thereof, marketing, preparing budgets, and, in general, all activities that are associated with the management of the Facilities. The Manager will account to the Company as its agent for the services rendered.
The Manager will maintain operating receipt and expense accounts which are approved by the Company. Prior to the opening of any facility, the Manager will provide the Company with maintenance and operating expense projections, provide policies and procedure manuals, implement marketing plans, establish bookkeeping and accounting systems and identify inventory and equipment. The Manager will participate in final inspections of the facility before occupancy and will coordinate matters with the architect and contractor for each facility.
     The employees of each facility will be the employees of the Company. The Manager will have no authority to make any disbursement in excess of $15,000, unless specifically authorized by the Company, nor may the Manager incur any liability which would require more than one year of payment.
     The Company will pay to the Manager, $1,500 per month or seven percent
(7%) of the gross collections of a facility, whichever is greater. Prior to the opening date of a facility, the Manager shall be entitled to receive
$1,500 per month. The Management Agreement continues until January 1, 2010, and may be terminated by the mutual consent of the parties, for cause if the Manager shall fail to perform any of its duties pursuant to the Management Agreement, or in the event of the Manager's bankruptcy.
     Other than matters regarding the operations of the Facilities, the Manger has no authority over the conduct of affairs of the Company or its management and operation. The Company believes that the Management Agreement and terms and conditions applicable thereto are the same or as similar to other management agreements generally made for the operation of health care facilities in the areas where these Facilities will be located.

Employees
     Currently, the Company does not have any full time employees. Prior to the commencement of operations of each facility, the Company intends to employ an average of 35 employees at each facility. There is no assurance that the Company will be able to obtain and maintain an adequate number of competent personnel, including entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company in the future.

Government Regulation

     Currently, retirement, assisted living and memory disorder residences are not specifically regulated as such by the federal government. However, the Company's Facilities will be subject to certain state regulations and licensing requirements. To conform with Louisiana's regulations governing residential care for the elderly, the Facilities will be required to be licensed by the Louisiana Department of Social Services ("LDSS") prior to the commencement of operations of the Facilities. The Company will apply for licenses with LDSS and anticipates getting a temporary license upon completion of construction of each facility and a final license within 90 days after the issuance of the temporary license. The process for applying and obtaining a license with the LDSS requires that upon completion of construction of a facility, the State of Louisiana Fire

Marshall conducts an inspection of the facility examining the safety issues and compliance with the Americans With Disabilities Act ("ADA"). In general, the ADA requires businesses to accommodate the special needs of persons with certain types of disabilities. If the facility passes the inspection by the Fire Marshall, than a temporary license is granted that is effective for 90 days. Shortly after the Fire Marshall's inspection and the issuance of the temporary license, the LDSS conducts an inspection of the facility and reviews the administration procedures governing the operation of the facility. In addition to LDSS inspection, the Department of Health and Hospitals ("DHH") inspects the facility for sanitation code compliance shortly after the Fire Marshall's inspection. Any deficiencies found during the LDSS or DHH inspection must be resolved prior to the final license being granted by LDSS. After the final license is granted, the facility may be subject to quarterly inspections by the DHH and annual inspections by LDSS. The renewal of the license is granted by LDSS upon receipt of the $75 annual licensing fee and satisfactory results from the aforementioned periodic inspections.
     The Company has elected to build their memory disorder units in conformity with DHH's requirements for nursing homes. These memory disorder units will be licensed under LDSS. However, the additional construction is being done in order that the Company may in the future increase the level of care to be provided. If these units are to be converted to nursing homes units in the future, than the Company must obtain such a license from the DHH.

     In the Company's opinion, the Facilities and management practices and operations will meet or exceed all residential care for elderly regulations of State of Louisiana. Failure of the Company to receive and maintian the required licensing would have a material adverse affect on the Company's financial condition and its ability to repay the Company's debt.

    The Company is subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. A portion of the Company's personnel will be paid at rates related to the federal minimum wage, and, accordingly, increases in the minimum wage will increase the Company's labor costs. As regulations are promulgated to enforce this law, the Company may be required in the future to adapt the design and format of the Facilities or otherwise incur additional capital costs to comply with such law. Such costs could have an adverse effect on the operation of the Company's facilities and their ability to function successfully.


Environmental Matters
     Federal law imposes liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company. Phase one environmental assessments were conducted on the Company's properties in 1997. Research and visual observation undertaken did not reveal any former or current environmental conditions, problems or situations impacting the sites.

                     DESCRIPTION OF PROPERTY

The Company's Proposed Facilities
     The Company has acquired land in Northern Louisiana and intends to construct retirement, assisted living and memory disorder facilities on these properties as indicated below.

     The Ruston Project. The Ruston Project will be located on 6 acres of land in Lincoln Parrish next to the eastern portion of Ruston, Louisiana north
of US Highway 80 and south of Interstate 20.   Selection of the site of the
Ruston Project was based upon a location that was within an affluent residential neighborhood with limited assisted living and retirement living services. The Ruston Project will include a 48 unit assisted living facility and 12 independent living cottage units. The assisted living units will contain 483 square feet each with common area amenities including a full service kitchen, dining area, activity area, office and reception area, bathrooms and storage areas. Each of the assisted living units will have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas. The independent living cottage units are located in separate buildings and include six one bedroom/one bath units and six two bedroom/one bath units containing 816 square feet and 840 square feet respectively. Each of the cottages will have full kitchens and washer and dryers.

     The Series 1998-I Bonds in parity with the Ruston Construction Loan are secured by a co-first mortgage on the Ruston Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and

"Description of Bonds". The Company has title insurance on this 6 acres of land insuring good and marketable title to the property. During construction of the Ruston Project, builder's risk, general liability and worker's comprehensive insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Ruston Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1998-I Bonds. The Company will also obtain general liability and worker's comprehensive insurance upon completion of the
Ruston Project.   In the Company's opinion, the Ruston Project is adequately covered by insurane. The Parrish of Lincoln has no zoning ordinances. Therefore, the Ruston Project has no zoning ordinances to comply with.


     The Bossier City Project. The Bossier City Project will be located on 6 acres of land on the southside of Brandon Avenue just east of Industrial Drive in Bossier City, Louisiana. Selection of the site of the Bossier City Project was based upon a location that was within an affluent residential neighborhood with limited assisted living, retirement living and memory disorder units. The Bossier City Project will include 18 independent living cottage units, 18 assisted living units and 24 mental disorder units with common area amenities including a full service kitchen, dining area, activities area, office/reception area, bathrooms and storage areas. The building will contain a total of 42,829 square feet of heated area. The assisted living units will each contain approximately 485 square feet and feature a bedroom, living room, kitchenette and full bath with shower. The assisted living units will be identical to the independent living units in all respects. The mental disorder units will each contain 283 square feet of living area and feature a half bath with a toilet and lavatory and bedroom area.

     The Series 1998-II Bonds in parity with the Bossier City Construction
Loan are secured by a co-first mortgage on the Bossier City Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds". The Company has title insurance on this 6 acres of land insuring good and marketable title to the property. See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds". During construction of the Bossier City Project, builder's risk, general liability and worker's comprehensive insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Bossier City Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1998-II Bonds. The Company will also obtain general liability and worker's comprehensive insurance upon completion of the Bossier City Project. In the Company's opinion, the Ruston Project is adequately covered by insurance. The Bossier City Project conforms to the zoning ordinances of Bossier City, Louisiana.


     The Shreveport Project. The Shreveport Project will be located on approximately 3 acres of land on Lot 4, Orleans Square Subdivision, located on East Kings Highway in Shreveport, Louisiana, or such other location of equal value in the same area. Selection of the site of the Shreveport Project was based upon a location that was within an affluent residential neighborhood with limited memory disorder units. The Shreveport Project will have 24 memory disorder units and contain 11,410 square feet of heated area. Each of these units will contain 283 square feet of living area and feature a half bath with a toilet and lavatory and bedroom area.

     The Series 1998-III Bonds in parity with the Shreveport Construction Loan are secured by a co-first mortgage on the Shreveport Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds". The Company has title insurance on this 3 acres of land insuring good and marketable title to the property. See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds". During construction of the Shreveport Project, builder's risk, general liability and worker's comprehensive insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Shreveport Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1998-III Bonds. The Company will also obtain general liability and worker's comprehensive insurance upon completion of the Shreveport Project. In the Company's opinion, the Ruston Project is adequately covered by insurance. The Shreveport Project conforms to the zoning ordinances of the City of Shreveport, Louisiana.


Appraisals

     Robert M. McSherry, MAI 3760 Chelsea Drive, Baton Rouge, Louisiana 70809 (the "Appraiser"), estimated market values for each of the Company's facilities (the "Appraisals"). Listed below are these appraised values.

    Appraised Value of the Ruston Project. . . . . . . . . $4,955,000
    Appraised Value of the Bossier City Project. . . . . . $6,310,000
    Appraised Value of the Shreveport Project. . . . . . . $2,550,000


     The Appraiser, who is independent of the Company, used various appraisal approaches, but gave the most weight to the income approach in his reconciliations and final value estimates. The income approach is an analysis which converts anticipated benefits to be derived from the ownership of property into a value estimated, with consideration given to the gross income, expense, net income, vacancy rate and capitalization. Furthermore, the income approach is not, for example, a valuation based upon the Appraiser's estimate of the price that would be arrived at by a willing buyer and a willing seller in an arms-length sales transaction. Accordingly, it is questionable that, in the event of default, the Company's Facilities could be sold, whether voluntarily or at judicial sale, for the appraised value.
     The Appraiser also estimated values for each of the Company's facilities based on the cost approach. Listed below are these appraised values.

    Appraised Value of the Ruston Project (Cost Approach). . . . $3,560,000
    Appraised Value of the Bossier City Project (Cost Approach). $3,290,000 Appraised Value of the Shreveport Project (Cost Approach). . $1,890,000

     In contrast to the income approach, the cost approach estimates the replacement cost of the improvements. The cost approach reflects the value of the fee simple estate in the real estate; whereas the income approach reflects the "going concern" value, which would most likely not exist in a default situation.

     A decision to invest in the Bonds should not be made based solely on the Appraisals. Moreover, a purchaser of the Bonds should realize and take into consideration the fact the Company's Facilities, if they should have to be sold, may bring less than is necessary to pay principal and interest due on the Bonds. This could result in the investor losing all or a portion of his original investment, which the investor should take into consideration before making the purchase.

Construction of the Company's Facilities
     Listed below is the proposed construction schedule and development/ construction costs of the Company's Facilities. The dates and numbers as indicated below are estimates only.

                                                      Approximate
                                                        Costs of
                        Anticipated   Anticipated      Development
                        Construction   Opening            and
Location                 Start Date    Date (1)       Construction (2)
Ruston Project          December 1997    October 1998     $3,750,000
Bossier City Project    May 1998         March 1999       $3,500,000
Shreveport Project      May 1998         January 1999     $1,845,000


(1) Delays are common in the construction industry, and unforseen events may adversely affect the cost and completion time of the Company's Facilities.
(2) Includes land, construction and service costs; architectural and engineering costs; furniture, fixtures and equipment.

     Construction Financing. The Company has obtained and will obtain construction loans (the "Construction Loans") with Church Loans and Investments Trust of Amarillo, Texas (the "Construction Lender") for the financing of construction of the Company's Facilities. Each construction loan is/will be secured by a Co-First Mortgage on the corresponding project that will be built from the proceeds of the respective construction loan. The Construction Loans bear interest at a variable rate which is equivalent to 2% per annum in excess of the lowest rate designated as the "Prime Rate" of interest published by the Wall Street Journal (North Edition) under the heading "Money Rates". The Construction Loans are guaranteed by

The Forsythe Group, Inc., an affiliate and stockholder of the Company, in the amount of $500,000 for each construction loan. The Trustee and holders of the Bonds will not benefit, directly or indirectly, from the guarantees of The Forsythe Group, Inc. The Company obtained the construction loan for the Ruston Project ("Ruston Construction Loan") in the amount of $2,700,000. The Ruston Construction Loan closed on December 1, 1997, and the mortgage and security agreement setting forth the terms of the Ruston Construction Loan have been filed of record. The Ruston Construction Loan is due December 1, 1998, unless mutually extended by the Construction Lender and the Company.
The Ruston Construction Loan is secured by a Co-First Mortgage on the Ruston Project (both real and personal property) in parity with the Series 1998-I Bonds.
     The Company agreed to the terms of a construction loan commitment issued by the Construction Lender for the construction financing of the Bossier City Project ("Bossier City Construction Loan") on March 20, 1998. The Bossier City Construction Loan will be in the amount of $2,200,000 and will be due 12 months after the initial funding of the loan. The Bossier City Construction Loan is scheduled to close no later than May 10, 1998, and the mortgage and security agreement setting forth the terms of the Bossier City Construction Loan will be filed of record at the time of closing. The Bossier City Construction Loan will be secured by a Co-First Mortgage on the Bossier City Project (both real and personal property) in parity with the Series 1998-II Bonds.
     The Company agreed to the terms of a construction loan commitment issued by the Construction Lender for the construction financing of the Shreveport Project ("Shreveport Construction Loan") on March 20, 1998. The Shreveport Construction Loan will be in the amount of $1,225,000 and will be due 12 months after the initial funding of the loan. The Shreveport Construction
Loan is scheduled to close no later than May 10, 1998, and the mortgage and security agreement setting forth the terms of the Shreveport Construction Loan will be filed of record at the time of closing. The Shreveport Construction Loan will be secured by a Co-First Mortgage on the Shreveport Project (both real and personal property) in parity with the Series 1998-III Bonds.
     Colonial Trust Company (acting as Trustee on behalf of Series 1998-I bondholders) and the Construction Lender have entered into a certain Agreement Between Lienholders dated as of December 1, 1997 with regard to the Ruston Construction Loan. Furthermore, Colonial Trust Company (acting as Trustee on behalf of the Series 1998-II and Series 1998-III bondholders) and the Construction Lender will enter into two additional Agreements Between Lienholders by May 10, 1998 with regard to the Bossier City Construction Loan and the Shreveport Construction Loan, respectively. Hereinafter, the three Agreements Between Lienholders collectively will be referred to as the "Lienholders Agreements".
     The Lienholders Agreements state, among other things, (i) that the mortgage, security agreement and other collateral documents covering each of the Company's Facilities shall name both the Construction Lender and the Trustee as lienholder and shall secure ratably as provided in the Lienholders Agreements each construction loan and the corresponding series of Bonds, and
(ii) that proceeds of each series of Bonds will be used, subject to the Trust Indenture, to pay down or retire the Construction Loans. The Lienholders Agreements also state that in the event of a default, if either the Construction Lender or the Trustee elects to accelerate its loan, the other party agrees to accelerate its loan to the extent permitted under the other party's loan documents. In the event the Company were to default, the Lienholders Agreements provide that the Construction Lender and the Trustee will conduct collection and foreclosure actions and proceedings jointly to the extent possible. In the event the Construction Lender and the Trustee are unable to agree, however, the Construction Lender is given the right, in its discretion, to direct and make decisions, binding on the Trustee and the holders of Bonds, concerning maintenance, protection or disposition of the respective project in default and enforcement of the terms of the mortgage and security agreement. The Construction Lender may cause the defaulted project to be sold in its then current condition or may make renovations to, or complete construction of the defaulted project. The Construction Lender is not required to advance any funds except by its agreement, but in the event the Construction Lender elects to advance funds, proceeds of foreclosure will be applied first to reimburse any such funds advanced. Either the Construction Lender or the Trustee may purchase the defaulted project at any foreclosure sale free and clear of the claims of the other. If any of the Company's Facilities are sold or otherwise disposed of at foreclosure, the Lienholders Agreements provide that the proceeds of disposition, after reimbursement of the Construction Lender's fees and expenses as provided above, be applied to the respective construction loan in default and the payment of the corresponding series of Bonds on a pro-rata basis. The "pro-rata" distribution of funds mean that after reimbursement of the Construction Lender's fees and expenses as provided above, the Construction Lender and the series of Bonds associated with the defaulted construction loan will each receive funds from any disposal on foreclosure of the defaulted project according to their respective percentage of the total principal balance (including both the respective construction loan in default and the corresponding series of Bonds) on the property. Thus, depending on the net proceeds from a foreclosure sale, each entity would receive proceeds from the sale of property equal to the entire amount due them, or any amount equal to their percentage of the total indebtedness against the defaulted project, whichever is lesser.

     In addition to requiring the timely payment of the Construction Loans and the Bond payments required under the terms of the Trust Indenture, the mortgages obligate the Company to maintain proper books and records, and refrain from certain activities (such as altering the premises) without prior written consent. The mortgages also dictate, in part, the permitted financial relationships between the Company and the residents.

     Permanent Financing. The Company has chosen to issue the Bonds to provide the permanent financing for the Facilities. The first revenues of the Company have been pledged to repay the principal and interest on the Bonds. See "Use of Proceeds" and "Description of Bonds".


                            MANAGEMENT

Directors and Executive Officer
     The names of the directors and executive officers of the Company, their respective ages and their positions and office with the Company are as follows:

         Name                 Age       Positions and Offices Held
Joanne M. Caldwell-Bayles     37        Chairperson of the Board, Chief
                                        Executive Office, President and
                                        Director
Raymond L. Nelson             62        Vice President and Director
Jean Gaffney Nelson           60        Director


     The directors and executive officers of the Company have very limited experience in the development and operation of assisted living/memory disorder facilities. The professional experience of the Company's directors and executive officers is summarized below:


     Joanne M. Caldwell-Bayles has been the President and Chief Executive Officer of the Company since its inception in September 1997. Mrs. Caldwell-Bayles has senior executive experience in the development and operation of an assisted living and memory disorder facility in West
Monroe, Louisiana where she presently serves as the Operating Manager of
The Arbor Group, L.L.C. ("Arbor"). Mrs. Caldwell-Bayles also has senior executive experience in hotel management, personnel, finance and commercial and residential development. In addition to her duties with the Company and Arbor, Mrs. Caldwell-Bayles is the President, Chairperson of the Board of Directors and sole owner of The Forsythe Group, Inc., the parent corporation of four subsidiaries. These subsidiaries include: (i) Forsythe Holdings, Inc. (a commercial and residential lending company); (ii) Format Capital, Corp.
(a commercial development and equipment leasing company); (iii) Lewis Enterprises, Inc. (a residential development company); and (iv) Northwest Manufacturing Co., Inc. (a manufacturing company for equipment for the
construction industry).   Prior to her duties with the Company, Arbor and the
Forsythe Group, she served as the President of Oak Development Corporation
(a hotel management firm) and the general manager of Ramada Hotel in Alexandra, Louisiana. She has served on the Board of Directors of the Alexandria Chamber of Commerce, the Louisiana Restaurant Association and the Louisiana Hotel/Motel Association. She also has served as President of the Tourism Commission of Rapides Parrish Louisiana and of the Hotel/Motel Association of Alexandria, Louisiana. Mrs. Caldwell-Bayles attended Northeast Louisiana State University in Monroe, Louisiana.
     Mrs. Caldwell-Bayles will be the person primarily responsible for overseeing the actual operation and management of the Company. Accordingly, the success of the Company will be dependent upon her efforts. Mrs. Caldwell-Bayles will delegate most of the daily operational responsibilities of the Company to on-site administrators. The administrators will be selected from a group of candidates who must have a degree in nursing and administration. Prior to commencement of operations of each facility, Mrs. Caldwell-Bayles will hire an administrator whose salary and employee benefits will be an expense of operation of the Company. All other employees will also be recruited by Mrs. Caldwell-Bayles. The Company anticipates employing a total of an average of 35 employees to work at each facility with a total of approximately 105 employees working for the Company upon completion of the Ruston, Bossier City and Shreveport Projects. Mrs. Caldwell-Bayles will devote approximately 65% of her time to the affairs of the Company but is willing to devote additional time if necessary.

     Raymond L. Nelson has served as Vice President and a Director since the Company's inception. In addition to these duties, Mr. Nelson will be serving as the Director of Personnel for the Company. Mr. Nelson is the person primarily responsible for overseeing the management systems and the insurance needs for the Company. Mr. Nelson attended the University of Houston. He is the President and CEO of Town & Country Insurance Agency, Inc. He manages 40 employees in three locations in the Houston-Galveston, Texas metropolitan area. Mr. Nelson is the past President of the Houston Council of the Navy League of the United States and is currently a national director. He is a past director of the Independent Insurance Agency of Houston, Texas. Mr. Nelson is developing the operations manual and all of the employee benefits and retirement plans for the Company. Mr. Nelson has devoted and will continue to devote approximately 15% of his time to the Company. As compensation for performing said duties, Mr. Nelson shall receive $6,000 annually. He may be reimbursed for reasonable costs incurred including but not limited to automobile mileage, office rental, telephone and facsimile machine expenses, expenses associated with computer and other office equipment usage, clerical expenses and other expenses related to the Company's business.

     Jean Gaffney Nelson has served as a Director since the Company's inception. Mrs. Nelson also will be the person primarily responsible for inspection and evaluation of the health care facilities and employees. Mrs. Nelson has 27 years in management experience in diagnostic and Iterventional cardiology in a large hospital environment. Mrs. Nelson was employed as the Manager of Cardiology Services and Nuclear Medicine at the Methodist Hospital in Houston, Texas. She studied biology and took courses in computer science, accounting and management at the University of Houston in Houston, Texas. Mrs. Nelson is registered in adult echocardiography by the American Registry of Diagnostic Medical Sonographers and is a member of the American College of Cardiovascular Administrators.
     Mrs. Nelson has management experience in environmental, operations, materials control, finances, human resources, design and construction, database systems, project development and marketing. Over the term of her career, she has managed the following specific activities: cardiac catheterization, cardiac rehabilitation, pacemaker evaluation clinic, electrophysiology, nuclear cardiology, nuclear medicine, echocardiography, stress testing, electrocardiography, vascular diagnostics, electrocardiograph, aeromedical services, admission, observation and discharge units.
     Selected professional accomplishments of Mrs. Nelson include managing a cardiology departments for a large hospital and developing and implementing this hospital's first aeromedical program to transport critically ill patients. Mrs. Nelson also was responsible for the design and construction of the following items at the hospital: cardiac catheterization laboratories, an electrophysiology suite, an ambulatory diagnostic cardiology center, a nuclear medicine laboratory, a cardiology non-invasive laboratory, and a flight center. Mrs. Nelson has authored more than 40 articles and abstracts related to cardiovascular disease. She was named as manager of the year in 1988 at the Methodist Hospital in Houston, Texas. In July 1997, Mrs. Nelson retired as a full-time employee of the Methodist Hospital. However, she continues to perform consulting duties with the hospital.
     As compensation for performing said duties, Mrs. Nelson shall receive $6,000 annually. Mrs. Nelson also may be reimbursed for reasonable costs including but not limited to automobile mileage, office rental, telephone and facsimile machine expenses, expenses associated with computer and other office equipment usage, clerical expenses and other expenses related to the Company's business.

Executive Compensation
     Joanne M. Caldwell-Bayles, President and Chief Executive Officer of the Company, may receive the following compensation: (1) an annual salary in the amount of $60,000 per year beginning when the Company's first facility is opened for business and (2) reimbursement for reasonable costs incurred by the Mrs. Caldwell-Bayles including but not limited to automobile mileage, telephone expenses and entertainment expenses associated with the Company's business.


                 PRINCIPAL OWNERS OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of January 26, 1998, (i) by each shareholder who is known by the Company to own beneficially more than five percent (5%) of the common stock, (ii) by each director, (iii) by each executive officer named herein under "Management," and (iv) by all executive officers and directors as a group. Except as otherwise indicated and except to the extent authority is shared by spouses under applicable law, each named beneficial owner has sole voting and investment power with respect to the common stock listed.


Name & Address of                                            Percent of
Beneficial Owner              Title of Class    Shares      Class Owned
Joanne M. Caldwell Bayles      Common Stock     106,313.0    17.5%
507 Trenton Street
West Monroe, LA 71291

Raymond and Jean Nelson        Common Stock      57,264.0     9.4%
1075 Katy Freeway, Suite 150
Houston, TX 77024

The Forsythe Group, Inc. (1)   Common Stock     322,916.5    53.2%
507 Trenton Street
West Monroe, LA 71291

The Arbor Group, L.L.C. (2)    Common Stock     120,416.5    19.9%
507 Trenton Street
West Monroe, LA 71291


Note 1: Joanne M. Caldwell-Bayles owns 100% of the capital stock of the Forsythe Group, Inc.
Note 2: Joanne M. Caldwell-Bayles owns 50%, Raymond and Jean Nelson own 40% and the Forsythe Group, Inc. owns 10% of the capital stock of The Arbor Group, L.L.C.

      The executive officers and directors of the Company as a group are the beneficial owners of 100% of the common stock of the Company.


                 THE COMPANY'S PLAN OF OPERATION

     The primary plan of operation of the Company is to establish a local and regional network of retirement, assisted living and memory disorder facilities that will operate profitably. The Company intends to complete construction of five facilities along Interstate 20 between West Monroe, Louisiana and Shreveport, Louisiana by January of 2000. Three of these facilities are located in Ruston, Bossier City and Shreveport, Louisiana and will be secured by the Bonds. The Company intends to build two additional facilities in Minden and West Monroe, Louisiana and finance these facilities with the issuance of bonds similar to that of this Offering. Beyond these first five facilities, the Company may continue to expand in Northern Louisiana and Southern Arkansas, including possible locations of Bastrop and Homer-Hainsville, Louisiana and Crosset and El Dorado, Arkansas. The Company intends to employ an average of 35 employees per completed facility with a total of approximately 105 employees working for the Company upon completion of the Ruston, Bossier City and Shreveport Projects. Based upon market research of the assisted living, retirement living and memory disorder care industries in Northern Louisiana, the Company expects to reach stabilized occupancy within 24 months upon completion of each facility. However, the Company has no historical operating results to verify this projected time frame to reach stabilized occupancy.

     An affiliate of the Company, The Arbor Group, L.L.C. ("Arbor"), has completed construction and is now operating a similar assisted living and memory disorder facility in West Monroe, Louisiana. Arbor has been and will continue to be a model for the future development of the Company. Also, Arbor is managed by the same organization, The Forsythe Group, that will manage the Company's properties. While the Company is newly formed, it will operate its properties under the name of The Arbor Retirement Community.
Arbor has established name recognition in the community of West Monroe, and the Company is in the process of establishing name recognition in the proposed communities in which the Company's units will be located.
    In order for the Company to fund all of its objectives of this Offering, the maximum offering amount must be sold by the termination date of this Offering, and the Company will need to raise additional operating funds during the first 12 months of operation. The Company has estimated that $200,000 will be needed for operation during the first 12 months, above and beyond the expenses as set forth in "Sources and Uses of Funds". The Company has presently two lines of credit from which the Company can access for the use of additional operating funds. These lines of credit have been established by the pledging of collateral not secured by the Bonds; Mrs. Caldwell-Bayles, The Forsythe Group and Arbor also have pledged other assets to secure the lines of credit. If additional funds are needed for the Company's operation, The Forsythe Group, the management company of the Company, has agreed to defer collection of its management fees. However, the Company believes that it will not be necessary for the Company to raise additional funds during the next 12 months other than the use of its credit lines. There is no assurance that the Company will be able to accomplish any or all of these objectives.

    The Company's product is providing living accommodations for seniors who need assistance. As the needs of the Company's residents change, the Company is willing to modify its operations to accommodate its residents' needs. For example, the Company's memory disorder units will be constructed according to nursing home specifications so that they may easily be converted into nursing home units if such a change is warranted and the appropriate licenses are granted. The Company is committed to continue researching the trends of senior citizens' living accommodation needs.


          PRIOR PERFORMANCE OF AFFILIATES OF THE COMPANY

     The Arbor Group, L.L.C., an affiliated corporation of the Company, has limited prior experience in the development and operation of an assisted living and memory disorder facility similar to that of the proposed facilities. In August 1996, Mrs. Caldwell-Bayles, Raymond Nelson and Jean Gaffney Nelson formed The Arbor Group, L.L.C. for the purpose of developing and operating a 35-unit assisted living facility and a 24-unit memory disorder facility in West Monroe, Louisiana. The facility was completed and opened for business on November 4, 1997. Mrs. Caldwell-Bayles serves as the Operating Manager of The Arbor Group, L.L.C.
     The Arbor Group's gross revenues for the period beginning November 4, 1997 through March 24, 1998 were $146,877. The Arbor Group's expenses for the same period, including deprecation and debt service, were $238,767. These amounts were provided by the management of The Arbor Group and are not audited. As of March 24, 1998, the occupancy rate of The Arbor Group's assisted living and memory disorder facility was 56%.

     The Arbor Group's assisted living and memory disorder facility was financed by the issuance of bonds in the amount of $3,250,000 under terms similar to that of the Offering. The bonds for the Arbor Group were offered and sold by the Underwriter.

                       CERTAIN TRANSACTIONS

     Joanne M. Caldwell-Bayles and Raymond and Jean Nelson, the principal shareholders of the Company, individually and/or through their ownership of affiliated companies, have or intend to engage in the following transactions with the Company. See "Principal Owners of the Company".

Land Acquisition
     On September 10, 1997, the Company acquired 6 acres of land at the Ruston location with an estimated fair market value of $450,000 in a transaction with The Forsythe Group, Inc. in exchange for 125,000 shares of common stock of the Company and by assuming a debt of $200,000. This transaction would have resulted in a gain to The Forsythe Group, Inc. of approximately $95,000 had it not been a tax free exchange.
     On September 10, 1997, the Company acquired 20 acres of land at the Ruston location with an estimated fair market value of $250,000 in a transaction with The Forsythe Group, Inc. in exchange for 125,000 in shares of common stock. This transaction would have resulted in a gain to The Forsythe Group, Inc. of approximately $170,000 had it not been a tax free exchange.
     On September 10, 1997 the Company acquired land in West Monroe, Louisiana with an estimated fair market value of $200,000 in a transaction with The
Arbor Group, L.L.C. in exchange for 100,000 shares of common stock. This transaction would have resulted in no gain to The Arbor Group, L.L.C. had it not been a tax free exchange.
     On January 7, 1998, the Company entered into a real estate agreement with Patterson Insurance Company ("Patterson") to purchase approximately six acres of land on which the Bossier City Project is to be built. The sale and conveyance of this property by Patterson to the Company will be subject to the following terms: the Company is to pay Patterson a total consideration of $ 525,000 for the property by the issuance of $425,000 in preferred stock of the Company and $100,000 in cash prior to closing.

     On March 6, 1998, the Company acquired approximately 3 acres of land in Shreveport, Louisiana on which the Shreveport Project is to be built. The Company acquired this land by securing a loan with The Forsythe Group, Inc., in the amount of the purchase price of the property, $266,500. The loan bears interest at the annual rate of 1% over the Prime Rate. Interest is payable monthly, and the loan has no stated maturity date.

Construction Contracts
     On November 5, 1997, the Company entered into a construction contract in the amount of $2,750,000 with The Forsythe Group, Inc. to construct the Ruston Project. The contract calls for the cash payments of $2,500,000 during the building of the Ruston Project as approved by the contract engineer and the issuance of an additional 125,000 shares of common stock at the completion of the project. Such stock issuance is to be paid to The Forsythe Group, Inc.
as its builder's profit in the project.
     On December 16, 1997, the Company entered into a construction contract in the amount of $2,200,000 with The Forsythe Group, Inc. to construct the Bossier City Project. The contract calls for the cash payments of $2,200,000 during the building of the Bossier City Project as approved by the contract engineer.
     On December 16, 1997, the Company entered into a construction contract in the amount of $1,225,000 with The Forsythe Group, Inc. to construct the Shreveport Project. The contract calls for the cash payments of $1,225,000 during the building of the Shreveport Project as approved by the contract engineer.

Management Contract
     On September 10, 1997, The Forsythe Group, Inc., entered into a Management Agreement with the company for the management of the Facilities to be constructed as a result of the issuance of the Bonds. The Agreement extends to the year 2010, with compensation based on each facility, paying the Manager $1,500 per month of seven percent (7%) of the gross collections of a facility, whichever is greater. The Management Agreement can be terminated by mutual consent of the parties, bankruptcy or for cause. The Company anticipates the payments under the Management Agreement to The Forsythe
Group, Inc. will exceed $60,000 per year.

Other Services Rendered
     On September 10, 1997, the Company issued 85,896 shares of common stock of the Company to Joanne M. Caldwell-Bayles in exchange for services rendered in connection with developing the plans for construction for the Ruston Project and a deposit on the plans for the Bossier City, Shreveport, Minden and West Monroe Locations.
     On September 10, 1997, the Company issued 57,264 shares of common stock of the Company to Raymond and Jean Nelson in exchange for services rendered in connection with developing the plans for construction for the Ruston Project and a deposit on the plans for the Bossier City, Shreveport, Minden and West Monroe locations.
     The Company has also reserved 252,440 shares of Common Stock to be issued to Joanne M. Caldwell-Bayles and Raymond and Jean Nelson in exchange for services rendered in connection with developing the plans for the Bossier City, Shreveport, Minden and West Monroe locations.

                       DESCRIPTION OF BONDS

     The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) pursuant and subject to the provisions of a certain Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company of Phoenix, Arizona, as Trustee, Bond Registrar and Paying Agent (the "Trustee"). The Company is not required to qualify the Trust Indenture under the Trust Indenture Act of 1939 as amended (the "Act"). Thus, the Company has elected not to qualify the Trust Indenture under the Act. However, since the Trust Indenture does not comply with the requirements of the Act, investors are not provided with the protections afforded by the Act including provisions regarding the duties and responsibilities of the Trustee prior to default, rights of bondholders in the event of default, preferential collection of claims against the Company, the eligibility and disqualification of the Trustee, information required by the Trustee to be furnished to bondholders, reports by the Trustee and other provisions regarding the Trustee and bondholders. Copies of the Trust Indenture will be deposited with the Trustee, the Company and the Underwriter. The following is a summary of the provisions of the Trust Indenture.

Description of Liens
     All of the Bonds will be secured by a mortgage and security agreement, hereinafter called the "Lien", upon the Facilities, and shall have equal rights, liens and privileges under the Trust Indenture and the Lien so that each and every Bond shall be equally and proportionately secured without preference, priority or distinction as to the lien securing any one Bond over
the lien securing any other Bond or Bonds.    The Trustee is authorized
pursuant to the Trust Indenture to modify or amend the mortgage as necessary to accomplish the purpose of having all bonds issued by the Company in regard to the Facilities to be secured by a lien on all three of the Projects.

General

     The Company is offering $9,000,000 of co-first mortgage bonds in three series, with the proceeds from each series being used for a particular project located in a city in the State of Louisiana. The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture between the Company and the Trustee. The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) as registered Bonds without coupon in denominations of $250 each or any integral multiple thereof. The Bonds will be issued to mature serially. To "mature serially" means the Bonds will mature according to predetermined maturity dates, beginning six months from the issue date of each series of bonds and continuing to mature each six months thereafter until the final maturity period of each of the series of bonds as indicated in the "Maturity Schedules". The purchaser of a Bond should understand that in the event he/she should need to sell the bond, the Underwriter does not make a secondary market for the Bonds, nor is there the likelihood a secondary market will develop. Principal and interest are payable in lawful money of the United States by the Trustee, acting in its capacity as Paying Agent. Certain Bonds pay interest by check semiannually ("Simple Interest Bonds"). Certain other Bonds pay the interest earned only at the maturity of the Bond ("Compound Interest Bonds"). See "Maturity Schedules".

     The Series 1998-I Bonds will be dated June 1, 1998, and are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The aggregate principal amount of the Series 1998-I Bonds is $3,685,000 and is comprised of bonds in the principal amount of $2,004,500 that will mature serially and bear simple interest payable by check mailed to the registered owners each December 1 and June 1 until maturity and bonds in the principal amount of $1,680,500 that will mature serially and bear interest compounded semiannually each December 1 and June 1 that is payable at maturity. The Series 1998-I Bonds will begin accruing interest as of June 1, 1998, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1998-I Bonds are purchased after June 1, 1998, the purchaser will nevertheless be entitled to receive the accrued interest on the Bond from June 1, 1998.

     The Series 1998-II Bonds will be dated July 1, 1998, and the Series 1998-II are subject to the sale of a minimum of $750,000 in principal amount of Bonds. The aggregate principal amount of the Series 1998-II Bonds is $3,470,000. The Series 1998-II Bonds will mature serially and bear interest compounded semiannually each January 1 and July 1 that is payable at maturity. The Series 1998-II Bonds will begin accruing interest as of July 1, 1998, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1998-II Bonds are purchased after July 1, 1998, the purchaser will nevertheless be entitled to receive the accrued interest on the Bond from July 1, 1998.

    The Series 1998-III Bonds will be dated July 1, 1998, and the Series 1998-III Bonds are subject to the sale of a minimum of $500,000 in principal
amount of Bonds.   The aggregate principal amount of the Series 1998-III Bonds is $1,845,000. The Series 1998-III Bonds will mature serially and bear simple interest payable by check mailed to the registered owners each January 1 and July 1 until maturity. The Series 1998-III Bonds will begin accruing interest as of July 1, 1998, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1998-III Bonds are purchased after July 1, 1998, the purchaser will nevertheless be entitled to receive the accrued interest on the Bond from July 1, 1998.

Tax Consequences
     Interest paid on the Bonds is not exempt from federal or state income taxes. Interest on Simple Interest Bonds is paid by check semiannually. Each year the purchaser of a Simple Interest Bond will receive a form 1099 INT from the Trustee/Paying Agent showing the interest earned on the Bond(s) for that tax year. While Compound Interest Bonds pay the interest earned only at the maturity of the Bond, a portion of the interest must be reported as income each year even though no interest will be paid until maturity. The interest to be reported each year is the amount of interest accruing on the Bond that year. Each year the purchaser of a Compound Interest Bond will receive a form 1099 OID from the Trustee/Paying Agent showing the interest earned on the Bond(s) for that tax year. For further information concerning the tax consequences of purchasing or holding the Bonds, the investor should consult his or her tax advisor.

Trust Funds Established Under the Trust Indenture
     The Trust Indenture provides for the creation of the Bond Proceeds Fund, into which the proceeds from the sale of Bonds will be deposited. The Trust Indenture also creates the Bond Operating Funds, into which all payments of the Company are collected prior to payment being made to the Bondholders.

Payment of Bonds
     Principal and interest on the Bonds is payable at the office of the Trustee in lawful currency of the United States of America. Payment of interest shall be made to the registered owners of the Bonds and paid by check or draft mailed to the registered owners at the address appearing on the Bond register of the Trustee. Each holder who has received a printed bond certificate must send his/her matured Bonds to the Paying Agent in order to obtain payment of the aggregate principal amount.

Events of Default
     The term "event of default" when used in the Trust Indenture means the occurrence of any one of the following events:

     a) Failure or refusal to pay when due the principal and/or interest on any Bond;
     b) Failure or refusal to timely pay into the Operating Fund Accounts any installment(s) required;
     c) Failure or refusal to pay when due any taxes, assessments, insurance, claims, liens or encumbrances upon the Facilities, or to maintain the Facilities in good repair, or to cure the breach of any other covenant set forth in the Trust Indenture;
     d) Failure or refusal to pay when due any loan or advance by or the fees and expenses of Trustee or of any depository or escrow agent;
     e) Failure or refusal, upon written request of the Trustee, (i) to furnish Trustee with such insurance policies, financial reports and information concerning the Company as may be reasonably required by Trustee, or
        (ii) to grant unto Trustee, its agents, accountants and attorneys access during normal business hours to Company's offices for the purpose of examining and, within reasonable limits, photocopying such records;
     f) Making an assignment for the benefit of creditors; or should a receiver, liquidator, or trustee be appointed to assist in the payment of Company's debt; or should any petition for bankruptcy, reorganization, or arrangement of Company be filed; or should Company be liquidated or dissolved, or its charter expire or be revoked.

Remedies of Default

     Upon the occurrence and continuation of an event of default for a period of 30 days, the Trustee may accelerate the Bonds and declare the principal of all Bonds outstanding or any series of Bonds then in default immediately due and payable. Additionally, upon written request of the holders of not less than 25% of the Bonds outstanding, the Trustee is obligated to accelerate the maturity of the Bonds in an event of default.


Additional Covenants
     In addition to its obligation to remit the principal and interest payments when due the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or materialmen's liens that may become payable.

Casualty
     With respect to insurance, the Company has agreed to maintain in full force and effect at all times fire and extended coverage insurance insuring against losses in an amount at least equal to the balance then due on the outstanding Bonds. The proceeds of any such insurance are to be applied for the replacement or repair of the property damaged, to purchase additional property secured by the Trust Indenture as originally acquired with Bond proceeds, for construction of additional improvements on the Facilities, to redeem outstanding Bonds, or a combination of the foregoing. If the proceeds from the sale of the Bonds are to be used to finance the construction of improvements, the Company agrees to furnish and maintain in full force builder's risk insurance during the period of construction. In addition, the Company has agreed to maintain in full force and in effect at all time general liability insurance in such amount and with such insurers as shall be approved by the Trustee. The Trustee is authorized to withdraw funds from the Bond Operating Fund and to apply funds for the account of the Company of such obligations as aforementioned, and the Company is obligated to immediately restore the proper balance of the Bond Operating Fund.

Periodic Reporting
     The Company has agreed to furnish to the Trustee, at least annually, audited financial statements, including a balance sheet, statement of activity and statement of changes in financial position and to permit the Trustee to examine the books or records of accounts of the Company and the Facilities at all reasonable times. Audited annual financial statements will also be supplied to the investors.

Additional Bond Issues/Additional Indebtedness
     The Company reserves the right to issue additional parity Bonds or incur additional debt obligations ("additional Bonds") in any amount for any lawful purpose, including refunding any outstanding Bonds. Such additional Bonds along with the Bonds offered hereby shall be deemed "Bonds" for all purposes and as defined in the Trust Indenture. When issued and delivered the additional Bonds will be secured under the terms of the Trust Indenture and shall be on a parity with all then outstanding Bonds of the Company offered hereby. The additional Bonds may be offered in one or more series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their issuance. However, no series or issue of additional Bonds shall be issued unless:

     a) Any default or event which would result in default by Company under the Trust Indenture has been first cured;
     b) Any real property acquired from the proceeds of Additional Bonds must be subjected to and become a part of the lien of the Trust Indenture and any mortgage or deed of trust upon the Facilities; and
     c) The ratio of the total of outstanding Bonds, as compared to the appraised value of the property securing the payment of the Bonds, must not exceed 100% of the then appraised market value of the property securing the payment of the Bonds as derived from the Income Approach Appraisal Method.

Substitution of Collateral
     If the Company is not then in default, the Trustee may execute partial releases, accept substitution of collateral, or subordinate its lien; provided, however, that in every such instance the Trustee must receive from some disinterested person a certificate stating that the value of the property to be substituted is of equal or greater value to the original property.

Successor Trustee
     If the Trustee resigns or is removed or dissolved or if any court or administrative body takes control over the property or affairs of the Trustee because of insolvency or financial difficulty or for any other reason, the Company must appoint a Successor Trustee. If the Company fails to make such an appointment, the majority in principal amount of Bondholders may appoint a Successor Trustee. The Successor Trustee must then mail notice of its appointment to the registered owners but no other notice is required.

Modification of Trust Indenture
     The Trust Indenture may be amended or supplemented from time to time by the parties thereto without the consent of or notice to the Bondholders for any of the following purposes:

     a)  To cure any ambiguity, omission, formal defect or inconsistency; or
     b)  To issue additional Bonds within the guidelines described above; or
     c) To make any change which, in the judgement of the Trustee in reliance upon any opinion of counsel does not adversely affect the rights of the holders of any Bond.

     The Trust Indenture may be amended or supplemented for purposes other than those set forth above with the consent of the holders of 66 2/3% of the Bonds then outstanding; provided, however, that no such amendment or supplement without the consent of the holder of any Bond affected thereby shall:

     a) Reduce the percentage of the principal amount of Bonds the holders of which must consent to for any such amendment, supplement or waiver;
     b) Reduce the rate or extend the time of payment of interest on any Bonds; or
     c) Reduce the principal or premium, if any, on any Bond or extend the time or times of payment thereof whether at maturity, upon redemption or otherwise.

Prepayment
     The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity. The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. The registered owner will be given written notice of such redemption at the owner's address as it appears on the Bond Register. It is the owner's responsibility to notify the Paying Agent of any change of address. Any Bond not redeemed by its owner within three years after its maturity date is deemed to have been paid and the funds will escheat to the benefit of the appropriate state authority.

Security and Source of Payment for the Bonds

     The Bonds will be payable primarily from the first revenues of the Facilities. These Bonds are an obligation of the Company and will be secured by a co-first mortgage on the Ruston, Bossier City and Shreveport Projects.

     The Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the Bonds. A copy of such policy, payable jointly to the Company and the Trustee, will be on file with the Company and the Trustee.

Requirements of the Operating Fund Accounts
     Under the Trust Indenture, the Company must establish Operating Fund Accounts and make monthly deposits into the Operating Fund Accounts in amounts predetermined to be sufficient at all times to pay the principal and interest of each series of the Bonds. The required monthly deposits will be as follows:

                         Series 1998-I ($3,685,000)
$30,380.00 per month for one year (12 Payments) beginning June 1, 1998 $33,048.98 per month for one years (12 Payments) beginning June 1, 1999 $36,017.01 per month for one years (12 Payments) beginning June 1, 2000 $38,763.00 per month for seventeen years (204 Payments) beginning June 1, 2001
     Payments include the Paying Agent fee of $921.25 per month.

                  Series 1998-II ($3,470,000)
$27,638.32 per month for one year (12 Payments) beginning July 1, 1998 $30,838.24 per month for one year (12 Payments) beginning July 1, 1999 $34,046.78 per month for one year (12 Payments) beginning July 1, 2000 $37,248.31 per month for four and one half years (54 Payments) beginning
     July 1, 2001
with a final balloon payment of $2,800,000 due on December 31, 2005
     Payments include the Paying Agent fee of $867.50.

                    Series 1998-III ($1,845,000)
$14,965.56 per month for one year (12 Payments) beginning July 1, 1998 $16,735.15 per month for one year (12 Payments) beginning July 1, 1999 $18,504.75 per month for one year (12 Payments) beginning July 1, 2000 $20,274.34 per month for two years (48 Payments) beginning July 1, 2001 with a final balloon payment of $1,630,000 due on June 30, 2003
       Payments include the Paying Agent fee of $461.25.


     The Trustee must first draw, from the Operating Fund Accounts, the charges due for paying agency and trustee services. Thereafter, the amounts in the Operating Fund Accounts shall be used solely for the payment of interest coming due or principal coming payable on the Bonds or for the redemption of Bonds; provided however, that the Trustee may in the event the Company fails to maintain or insure its properties, apply such funds as may be available in the Operating Fund Accounts to perform the Company's obligations. The Company is obligated to immediately replenish such funds so applied.

Initial Operating Fund Payments
     Initial operating fund payments in the amounts of $200,000, $185,000 and $100,000 will be funded from the proceeds of the sale of the Series 1998-I, II and III Bonds, respectively, and will be used only to make the initial
payments on the respective series of Bonds.   These initial operating fund
payment amounts are equivalent to slightly more than the first six month operating fund payments for the three series of Bonds assuming all of the Bonds are sold. After the initial operating fund payment amounts have been expended, the remaining operating fund payments will be payable primarily from the first revenues of the Facilities. If the Company is unable to make the required operating fund payments to pay the principal and interest due on the Bonds, then an event of default will occur. See "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of
Default."

Bond Reserve Account

     The Company has agreed to establish a Bond Reserve Account which will be funded by each of the three series of bonds as follows: $250,000 from the Series 1998-I Bonds, $240,000 from the Series 1998-II Bonds and $130,000 from
the Series 1998-III Bonds.   If all the Bonds are sold, the Bond Reserve
Account will be funded in the amount of $620,000. The purpose of the Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date of any series of Bonds, the Trustee may apply available funds to the principal and interest due on the Bonds. In the event that the Trustee uses funds from the Bond Reserve Account to pay the principal and interest on the Bonds due at a particular paydate, then the Company shall pay to the Trustee, within one hundred eighty (180) days from the date of such paydate, an amount necessary to replenish the Bond Reserve Account. Failure to replenish the Bond Reserve Account within one hundred eighty (180) day period shall be an event of default and shall entitle the Trustee to continue to hold the Bond Reserve Account, in addition to its other remedies. The Bond Reserve Account will remain in place for a period of ten years from June 1, 1998. At the end of the ten year period, any funds remaining in the Bond Reserve Account must first be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. If all of the Bonds have been retired prior to the end of the ten year period, then the Bond Reserve Account will be released to the Company.


Escrow And Disbursement Of Bond Proceeds

     All proceeds from the sale of the Bonds shall be payable to and deposited with Colonial Trust Company of Phoenix, Arizona ("Escrow Agent" and " Registrar") pursuant to an Escrow Agreement entered into between the Company and the Escrow Agent. Pursuant to the terms of the Escrow Agreement, all proceeds from the sale of the Bonds will be deposited with the Escrow Agent, subject to the sale of minimum funds for any series of Bonds. The minimum offering amounts for the Series 1998-I Bonds, Series 1998-II Bonds and Series 1998-III Bonds are $750,000, $750,000 and $500,000, respectively. No fees still due the Underwriter related to the sale of a particular series of Bonds shall be paid out of the escrow account until the minimum escrow amount for that particular series of Bonds has been met. The funds shall be used only for the purposes set forth under "Sources and Uses of Proceeds." During the escrow period, the subscriber will not have access to funds held in the Escrow Account. The Company, the Company's affiliates, the Underwriter and the Underwriter's affiliates may purchase Bonds in order to reach the minimum offering amounts for any series of the Bonds. These parties will not be restricted to the amount of Bonds that they may purchase.

     If $750,000 has not been deposited in the escrow account from the sale of the Series 1998-I Bonds by December 1, 1998, the subscribers to the Series 1998-I Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1998-I Bonds is not met by December 1, 1998, the Company shall promptly pay to the Escrow
Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from June 1, 1998 through December 1, 1998 at the rate attributable to the Series 1998-I Bonds subscribed.
     If $750,000 has not been deposited in the escrow account from the sale of the Series 1998-II Bonds by January 1, 1999, the subscribers to the Series 1998-II Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1998-II Bonds is not met by January 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from July 1, 1998 through January 1, 1999 at the rate attributable to the Series 1998-II Bonds subscribed.
     If $500,000 has not been deposited in the escrow account from the sale of the Series 1998-III Bonds by January 1, 1999, the subscribers to the Series 1998-III Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series
1998-III Bonds is not met by January 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from July 1, 1998 through January 1, 1999 at the rate attributable to the Series 1998-III Bonds subscribed.
    Subject to the sale of the minimum offering amount for the Series 1998-I Bonds, the Company and Trustee will use available funds from the sale of the Series 1998-I Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1998-I Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1998-I Bonds; (3) to retire the Ruston Construction Loan; (4) to fund the remaining construction costs on the Ruston Project; (5) to fund pre-opening costs of the Ruston Project; (6) to fund the Series 1998-I portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond
Proceeds Account related to the Series 1998-I Bonds will be released to the Company. See "Sources and Uses of Proceeds".
     Subject to the sale of the minimum offering amount for the Series
1998-II Bonds, the Company and Trustee will use available funds from the sale of the Series 1998-II Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1998-II Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series
1998-II Bonds; (3) to retire the Bossier City Construction Loan; (4) to fund the remaining construction costs on the Bossier City Project; (5) to fund pre-opening costs of the Bossier City Project; (6) to fund the Series 1998-II portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series
1998-II Bonds will be released to the Company. See "Sources and Uses of Proceeds".
     Subject to the sale of the minimum offering amount for the Series
1998-III Bonds, the Company and Trustee will use available funds from the sale of the Series 1998-III Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1998-III Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1998-III Bonds; (3) to retire the Shreveport Construction Loan; (4) to fund the remaining construction costs on the Shreveport Project; (5) to fund pre-opening costs of the Shreveport Project; (6) to fund the Series 1998-III portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series
1998-III Bonds will be released to the Company. See "Sources and Uses of Proceeds".


Escrow Agent
     The Company has appointed Colonial Trust Company of Phoenix, Arizona, as Escrow Agent. The duties and responsibilities of the Escrow Agent are set forth in the Escrow Agreement between the Company and the Escrow Agent, the provisions of which are summarized under "Description of Bonds - Escrow And Disbursement Of Bond Proceeds."

Trustee
     Colonial Trust Company of Phoenix, Arizona, has agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee. The Trustee has also agreed to serve as Paying Agent,
Registrar, Disbursing Agent and Escrow Agent.   The Trustee is not a
guarantor or surety, does not in any way guarantee or act as surety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence.
     The Underwriter and Trustee are separate corporations, organized under the laws of the states of Kansas and Arizona respectively. The Trustee and Underwriter share no common officer or directors. The Underwriter will however receive a fee not to exceed $100,000 to be paid in installments over the terms of the Bond Issues from the Trustee for its technical assistance pertaining to the Bond Issues. This assistance normally includes, but is not limited to, (1) helping ensure that all legal documents are recorded; (2) making sure that proper documentation is forwarded to the Trustee, including such documents as the Articles of Organization, appraisal, financial statements and annual reports; (3) due diligence documentation of the progress of the project and bond sales; and (4) follow-up with the Company in the event of delinquent payments. This assistance offered by the Underwriter presents a conflict of interest, in that the Underwriter has underwritten other offerings for affiliates of the Company, and therefore may not want to alienate the Company (and possibly lose future business) by aggressively pursuing delinquent payments that are due to investors. Dependence by the Trustee on the Underwriter to provide certain information to the Trustee restricts the Trustee's ability to function independently as a Trustee.
This assistance offered by the Underwriter, for which it is compensated by the Trustee, does in no way relieve the Trustee of its duties.

Registrar
     The Bonds are being issued as fully registered Bonds in book entry form (unless the purchaser requests a printed bond certificate). The Trustee is also acting as Registrar and Transfer Agent for the Bonds. As Bond Registrar, the Trustee will receive and record all proceeds from the sale of the Bonds, maintain a permanent bond register, authenticate and mail all Bonds to their registered holders that have requested a printed Bond, cancel and reissue Bonds which are transferred by the original holders, and replace lost, stolen and mutilated bond certificates. All Bonds will be registered in the owner's name. Upon registration, a bond confirmation certificate or, if the purchaser requests, a printed Bond will be mailed directly to it's owner.

Paying Agent
     The Company has also appointed the Trustee to act as Paying Agent for the Bonds. As paying agent the Trustee will receive and hold all payments remitted by the Company into the Operating Fund Accounts and will disburse therefrom all payments of principal or interest on the Bonds, Trustees fees and such other sums as provided in the Trust Indenture. The Paying Agent holds the funds in trust, commingled with similar operating funds of other companies, but must maintain detailed records to reflect the balances attributable to each Company. The Paying Agent may invest the funds in any form of account or deposit insured by depository insurance or in interest bearing obligations issued by the United States Government or any political subdivision thereof, or any funds comprised of the same.
     As Paying Agent, the Trustee is required to furnish periodic statements to the Company and to the Underwriter reflecting all receipts and disbursements from the Operating Fund Accounts.


                           UNDERWRITING

Underwriting Agreement
     Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, between the Company and MMR Investment Bankers, Inc. (the "Underwriter"), the Company has retained the services of the Underwriter to offer and sell the Bonds offered hereby on a "best efforts" basis at the public offering price of $250 per Bond or integral multiples thereof. The Bonds will be issued in three series, as identified herein, and each series is subject to the sale of a minimum offering amount as indicated under "Description of Bonds - Escrow and Disbursement of Bond Proceeds". All proceeds from the sale of the Bonds will be transmitted promptly to an escrow account with Colonial Trust Company as Escrow Agent. In the event minimum funds for any series of Bonds is not received within the time set forth herein, the Company will promptly pay to the Escrow Agent such sum of money as will be necessary, if any, when added to the sums held in escrow, including interest earned thereon, to pay to the subscribers the principal amount of their subscription together with the interest form the date of issue through the escrow termination date at the rate attributable to the Bonds subscribed to by the subscriber. The Company expects that the Bonds will be delivered in book-entry form, subject to the sale of minimum funds for each series of Bonds, through the facilities of the Trustee within thirty (30) days from the date subscriptions for the Bonds are received.

     Contingent upon the sale of the minimum principal amount of a series of the Bonds, the Company will pay the Underwriter a concession as follows:
(1) the Underwriter will receive 6.0% of the face amount of each Bond sold by another NASD member firm through a selling group agreement with the Underwriter and may re-allow the full 6% to the NASD member firms participating in this Offering; (2) the Underwriter will receive a concession of 5.0% of the face amount of each bond sold by the Underwriter to clients of the Underwriter; or (3) the Underwriter will receive a processing fee of 1.0% of the face amount of each Bond sold to a purchaser referred to the Underwriter by the Company, provided such investors are not currently a client of the Underwriter. The Underwriter will also receive a fee not to exceed $100,000 to be paid in installments over the term of the Bond Issues from the Trustee for services rendered to the Trustee including the review of the financial and operating condition of the Company on a continuing basis. In addition, the Company has paid to the Underwriter an investment banking fee in the amount of $117,000 for the Underwriter's technical assistance in connection with this Offering.
In the event the Offering is terminated prior to the issuance of Bonds, the Company shall be liable to the Underwriter only for the Underwriter's out-of-pocket expenses for services rendered. The Company has agreed to pay all expenses in connection with qualifying the Bonds for sale under such jurisdictions as the Underwriter may designate. The Underwriting Agreement provides for reciprocal agreements of indemnity between the Company and the Underwriter as to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The sale of the Bonds will be for a period of one year from the date of this Prospectus. All offerings are subject to prior sale. The Underwriter has the first right of refusal on any other financing needs of the Company involving the Facilities for the next three years following the offering. Additionally, the Underwriter has advised the Company that it does not intend to make a market in the Bonds.
     Pursuant to terms of the Underwriting Agreement, the Company may not contact any person listed in the records of the Underwriter as a customer of the Underwriter for any reason whatsoever without obtaining the prior written consent of the Underwriter. However, this provision is not to be construed to prohibit the Company from providing any reports or notifications to bondholders that may be mandated by any federal or state laws or regulations.


Subscription for Bonds
     Each person who wishes to purchase a Bond must execute a subscription agreement covering the Bond(s) being purchased. The subscription agreement is generated by the Underwriter upon receiving verbal indication from a subscriber for the Bond(s) the subscriber has selected from the available maturities. Subscribers may purchase any of the series of Bonds. Prior to executing the subscription agreement, the subscriber will be provided a Prospectus by the Underwriter.
     Checks should be made payable to Colonial Trust Company as Escrow Agent and Registrar. Completion of the subscription agreement, including proper signature thereon is essential prior to any sale of the Bonds to potential investors. However, the Company and Underwriter reserve the right to reject any subscription for any reason whatsoever, in which event all monies will then be refunded to the prospective investor without interest, deduction or credit thereon. Subject to the sale of minimum funds for each series of Bonds, the Registrar will register and deliver the bonds in book-entry form or provide those registered owners who request a printed bond certificate with the Bonds within thirty (30) days from the date subscriptions for the Bonds are received.


Determination of Offering Price
     Prior to this Offering, there has been no public market for the Bonds of the Company. Consequently, the initial public offering price for the Bonds has been determined arbitrarily between the Company and the Underwriter.

Experience of the Underwriter
     The Underwriter has not acted as a principal underwriter of debt securities such as the Bonds offered hereby. During the last twelve years, the Underwriter's experience has primarily been in the underwriting of nonprofit debt securities, intrastate debt offerings and debt offerings offered pursuant to Regulation A of the Securities Act of 1933, as amended, as an exemption from the registration requirements under the Act.

Possible Withdrawal of Underwriter
     In June 1997, the Securities Commissioner of the State of Kansas filed a Petition in the District Court of Shawnee County, Kansas, Case No. 97-CU-755, styled State of Kansas, ex. rel. David R. Brant, Securities Commission of the State of Kansas v. William Gerald Martin, Thomas Gene Trimble, and MMR Investment Bankers, Inc. This case stems from the Underwriter's participation in a series of church bond offerings of a single church located in Wichita, Kansas. The Securities Commissioner of Kansas seeks a permanent injunction restraining and enjoining each of the defendants from directly or indirectly employing any device, scheme, or artifice to defraud; engaging in an act, practice or course of business which would operate as a fraud or deceit upon any person; and/or making any untrue statements of material fact and/or omitting to state material facts necessary in order to make other statements made not misleading, and, seeking restitution jointly and/or severely from each of the defendants in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. It is likely that during the offering of the Bonds, that this matter may be adjudicated, settled, or otherwise, and the authority of the Underwriter to engage in the securities business may be suspended, revoked or limited. Currently, this litigation is in its discovery stage, and the Underwriter has determined to vigorously defend the case. However, in the event the Underwriter is unable to continue its business as a broker dealer of securities, it will have to withdraw from its participation in this offering and, in all likelihood, the offering will be terminated unless and until the Company is successful in finding another Underwriter willing to participate in the sale of the Bonds.


                          LEGAL MATTERS

     The Company's counsel, Bobby L. Culpepper, Esq., of Jonesboro, Louisiana, has opined upon certain legal matters pertaining to the Bonds. Certain legal matters have been passed upon for the Underwriter by Michael G. Quinn, Esq., Wichita, Kansas.
     To the best knowledge of the Company, there are no pending legal proceedings nor any known to be threatened or contemplated to which the Company is a party or to which any of its property may be subject.


                             EXPERTS

     The following experts have consented to their names and to references to their reports appearing in this Prospectus: Robert M. McSherry, MAI, of Baton Rouge, Louisiana, has provided an appraisal of the Facilities. The financial statements dated November 30, 1997 have been audited by William R. Hulsey, CPA, of Monroe, Louisiana.

                   (This space is intentionally left blank)

                      ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form SB-2 under the Securities Act with respect to the Bonds offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and financial schedules thereto. Reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Bonds offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the Bonds, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined or copied at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York New York 10048 and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.





             (This space is intentionally left blank)

                   INDEX TO FINANCIAL STATEMENTS

                                                                      Page

Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Balance Sheet at December 31, 1997 . . . . . . . . . . . . . . . . . . F-3

Statement of Income from September 10, 1997 until
  December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . . . . F-4

Statement of Retained Earnings (Deficit) from
  September 10, 1997 until December 31, 1997 . . . . . . . . . . . . . F-5

Statement of Cash Flows from September 10, 1997
  until December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . F-6

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . F-8



             (This space is intentionally left blank)
                                   F-1

                               WILLIAM R. HULSEY
                         CERTIFIED PUBLIC ACCOUNTANT
                             2117 FORSYTHE AVENUE
           MEMBER             MONROE, LOUISIANA            MAILING ADDRESS
    AMERICAN INSTITUTE OF                                   P. 0. BOX 2253
 CERTIFIED PUBLIC ACCOUNTANTS                          MONROE, LOUISIANA 71207
    SOCIETY OF LOUISIANA                                    (318) 362-9900
 CERTIFIED PUBLIC ACCOUNTANTS                            FAX (318) 362-9993








Senior Retirement Communities, Inc.
507 Trenton Street
West Monroe, Louisiana

I have audited the accompanying balance sheet of Senior Retirement Communities, Inc. as December 31, 1997 and the related statements of income, retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly in all material respects, the financial position of Senior Retirement Communities, Inc. at December 31, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


March 20, 1998

/S/ WILLIAM R HULSEY

William R. Hulsey
Certified Public Accountant

                    Senior Retirement Communities, Inc.
                      (A Development Stage Company)

                              Balance Sheet

                            December 31, 1997



ASSETS

Current assets;
   Cash                                                   $        352
   Prepaid insurance                                             4,125
                                                          ------------
   Total current assets                                          4,477
                                                          ------------

Property, plant and equipment
   Building construction in progress                           716,307
   Land                                                        635,000
                                                          ------------
   Total property, plant and equipment                       1,351,307
                                                          ------------
Other assets:
   Deposits                                                      2,000
   Deferred charges                                            120,000
                                                          ------------
   Total other assets                                          122,000
                                                          ------------
                                                          $  1,477,784
                                                          ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Bank overdraft                                         $     21,405
   Notes payable                                               450,000
                                                          ------------
   Total current liabilities                                   471,405
                                                          ------------

Other liabilities:
   Due to stockholders and affiliates                           58,200
                                                          ------------
Stockholders' Equity
   Common stock, $ 2 par value,  1,500,000
    shares authorized, 474,410 shares issued
    and outstanding                                            948,820
   Retained earnings ( deficit ) accumulated
    during the development stage                                  (641)
                                                          ------------
                                                               948,179
                                                          ------------
                                                          $  1,477,784
                                                          ------------


             The notes to financial statements are an integral
                     part of this financial statement.

                     Senior Retirement Communities, Inc.
                       (A Development Stage Company)


                           Statement of Income
           Period from September 10, 1997 until December 31, 1997

Revenues                                                  $          0

Operating expenses
   Bank charges                                                    151
   Casual labor                                                    380
   Printing                                                        110
                                                          ------------
Total operating expenses                                           641
                                                          ------------

Net income (loss)                                         $       (641)
                                                          ------------



             The notes to financial statements are an integral
                    part of this financial statement.

                    Senior Retirement Communities, Inc.
                       (A Development Stage Company)

                 Statement of Retained Earnings ( Deficit )

           Period from September 10, 1997 until December 31, 1997


Beginning retained earnings                               $          0
Net loss                                                          (641)
                                                          ------------

Ending retained earnings ( deficit )                      $       (641)
                                                          ------------





             The notes to financial statements are an integral
                     part of this financial statement.
                                   F-5

                    Senior Retirement Communities, Inc.
                       (A Development Stage Company)

                        Statement of Cash Flows

            Period from September 10, 1997 until December 31, 1997


Cash flows from operating activities:
     Cash paid to suppliers and employees                 $       (641)
                                                          ------------
  Net cash provided (used) by operations                          (641)
                                                          ------------

Cash flows from investing activities
     Acquisitions land                                        (635,000)
     Payments towards construction in progress                (716,307)
     Payments of deposits                                       (2,000)
     Payment of deferred charges                              (120,000)
                                                          ------------
  Net cash provided by (applied to) investing               (1,473,307)

Cash flows from financing activities
     Issuance of common stock                                  948,820
     Interim construction loans                                450,000
     Loans from stockholders and affiliates                     58,200
                                                          ------------
  Net cash provided by (applied to) financing                1,457,020
                                                          ------------

Net increase (decrease) in cash                                -21,053

Cash at the beginning of the period                                  0
                                                          ------------

Cash at the end of the period                             $    -21,053
                                                          ------------


              The notes to financial statements are an integral
                       part of this financial statement.
                                   F-6

                      Senior Retirement Communities, Inc.
                          (A Development Stage Company)

                           Statement of Cash Flows

           Period from September 10, 1997 until December 31, 1997

Reconciliation of net income to net cash provided by operations:

Net income                                                $       (641)

Adjustments to reconcile net income to cash
  provided by operations
                                                          ------------

    Net cash provided (used) by operations                $       (641)
                                                          ------------


                The notes to financial statements are an integral
                        part of this financial statement.
                                    F-7

                  Senior Retirement Communities, Inc.
                    (A Development Stage Company)

                    Notes to Financial Statements



Note 1 - Summary of Significant Accounting Policies

     Nature of Business

     The Company is a Louisiana corporation established to develop assisted living center and dementia facilities for the housing and care of senior citizens in Ruston, Bossier City, Shreveport, Minden and West Monroe, Louisiana.

     Basis of Accounting

     The Company uses the accrual basis of accounting and will utilize a calendar year for all reporting purposes.

     Income Taxes

     The company is treated as a corporation for federal income tax purposes.

     Property, Buildings, Equipment and Depreciation

     Buildings and equipment are stated at cost and are to be depreciated by the straight-line method over their estimated economic lives. Buildings shall include capitalized construction period interest which will be treated as a component cost of the building and depreciated over the same economic life as the building. Land was acquired in a a series of tax free exchange in return for shares of the Company's common stock
     ( Note 4 ).   Consequently, the Company's tax basis in the property for
     income tax purposes is the stockholder's basis.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising

     The Company follows the policy of charging the costs of advertising to expense as incurred.

                     Senior Retirement Communities, Inc.
                        (A Development Stage Company)

                        Notes to Financial Statements

Note 1 - Summary of Significant Accounting Policies-(continued)

     Deferred Charges

     Deferred charges represents the costs associated with obtaining long-term financing for the care facilities of the Company. These costs are to amortized over the life of the bonds using the effective interest rate method.

Note 2 - Related Party Transactions

     The company acquired 6 acres of land at the Ruston location with an estimated fair market value of $ 450,000 in a transaction with one of its stockholders in exchange for 125,000 shares of common stock and by assuming a debt of $ 200,000, which is reflected as a due to stockholders and affiliates. This transaction would have resulted in a gain to the transferring shareholder of approximately $ 95,000 had it not been a tax free exchange.

     The company acquired 6 acres of land at the Ruston location with an estimated fair market value of $ 450,000 in a transaction with one of its stockholders in exchange for 77,500 shares of common stock and by assuming a debt of $ 200,000, which is reflected as a due to stockholders and affiliates. This transaction would have resulted in a gain to the transferring shareholder of approximately $ 95,000 had it not been a tax free exchange. This land is included on the balance sheet at a value of $ 355,000 which is the transferring shareholder's basis in this property.

     The company acquired 20 acres of land at the Ruston location with an estimated fair market value of $ 250,000 in a transaction with one of its stockholders in exchange for 40,000 shares of common stock. This transaction would have resulted in a qain to the transferring shareholder of approximately $ 170,006 had it not been a tax free exchange. This land is included on the balance sheet at a value of $ 80,000 which is the transferring shareholder's basis in this property.


     The company acquired land at the West Monroe location with an estimated fair market value of $ 200,000 in a transaction with one of its stockholders in exchange for 100,000 shares of common stock. This transaction would have resulted no gain to the transferring shareholder had it not been a tax free exchange.

     The Company has entered into a construction contract in the amount of $ 2,750,000 with one of the shareholders to construct the Ruston facility. The contract calls for the cash payments of $ 2,500,000 during the building of the facility as approved by the contract engineer and the issuance of an additional 125,000 shares of common stock at the completion of the project, such stock issuance to represent the builders profit in the project. As of December 31, 1997 $ 189,297 has been paid on this contract.

                   Senior Retirement Communities, Inc.
                     (A Development Stage Company)

                     Notes to Financial Statements



Note 2 - Related Party Transactions-(continued)

     Due to stockholders and affiliates consist of amounts advanced by stockholders and other related entities.


Note 3 - Deferred Charges

     Deferred charges are summarized as follows:
          Loan fees                         $ 120,000

     The loan fees are to be amortized as interest expense over the life of the related loan by use of the interest method.


Note 4 - Notes Payable

     Notes payable at December 31, 1997 consist of one note to Church Loans, dated December 1, 1997. This note is to provide the funding for the construction of the Ruston not to exceed $ 2,700,000. The loan is to be repaid from the permanent financing of the project through the proposed issuance of bonds. This note calls for the payment of interest at a rate of prime ( as published in the Wall Street Journal plus two percent but in no case shall the rate be less than ten and one-half per cent per annum. The lender shall maintian a first mortgage position on the Ruston location until such time as the bonds are sold. At that time Church Loans will maintain a co-first mortgage position for any amounts which are not liquidated by the bond proceeds.

Note 5 - Issuances of Common Stock

     The Company was formed September 10, 1997. The Company has issued common stock totalling 606,910 shares of $ 2.00 par value in exchange for property and cash as follows:

Description                                    Shares          Amount

     1. Certificate number 1 issued in         20,417         $  40,834
        exchange for cash

     2. Certificate number 2 issued in         85,896           171,792
        exchange for services rendered
        in connection with developing the
        plans for construction for the Ruston
        location and a deposit on the plans
        for the Bossier City, Shreveport,
        Minden, and West Monroe locations

     3. Certificate number 3 issued in         20,417            40,834
        exchange for cash



     4. Certificate number 4 issued in         77,500           155,000
        exchange for the equity in 20.4
        acres of land at the Ruston location.

     5. Certificate number 5 issued in         40,000            80,000
        exchange for 6 acres of land at
        the Ruston location.

     6. Certificate number 6 issued in        57,264            114,528
        exchange for services rendered
        in connection with developing the
        plans for construction for the Ruston
        Location and a deposit on the plans
        for the Bossier City, Shreveport,
        Minden, and West Monroe locations

     7. Certificate number 7 issued in        20,416             40,832
        exchange for cash

     8. Certificate number 8 issued in       100,000            200,000
        exchange for land at the West
        Monroe location.

     9. Certificate number 9 issued in        52,500            105,000
        exchange for cash                   --------          ---------

         Totals                              606,910         $1,213,820
                                            ========          =========


     The Company has also reserved 252,440 shares of Common Stock to be issued at the completion of the services described above relative to certificates 2 and 6.

Note 6 - Development Stage Operations

     The Company has begun construction of the Ruston facility which has an estimated completion date of late 1998. The expenditures related to this project are reflected as building construction in progress on the balance sheet.


Note 7 - Income Taxes

     As discussed in notes 2 and 4, the Company was incorporated and capitalized during the period from September 10, 1997 to December 31, 1997.

     No person has been authorized in connection with the Offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                        TABLE OF CONTENTS

Maturity Schedules . . . . . . . . . . . . . . . . . . . 3
Prospectus Summary . . . . . . . . . . . . . . . . . . . 4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . 7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 13
Business . . . . . . . . . . . . . . . . . . . . . . . . 14
Description of Property. . . . . . . . . . . . . . . . . 17
Management . . . . . . . . . . . . . . . . . . . . . . . 21
Principal Owners of the Company. . . . . . . . . . . . . 22
The Company's Plan of Operation. . . . . . . . . . . . . 23
Prior Performance of Affiliates of the Company . . . . . 24
Certain Transactions . . . . . . . . . . . . . . . . . . 24
Description of Bonds . . . . . . . . . . . . . . . . . . 25
Underwriting . . . . . . . . . . . . . . . . . . . . . . 32
Legal Matters. . . . . . . . . . . . . . . . . . . . . . 34
Experts. . . . . . . . . . . . . . . . . . . . . . . . . 34
Additional Information . . . . . . . . . . . . . . . . . 35
Index to Financial Statements. . . . . . . . . . . . . . F-1





     Until _____________, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Bonds offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.







                          $9,000,000

                      Co-First Mortgage Bonds



                        [SRC LOGO HERE]


                       SENIOR RETIREMENT
                       COMMUNITIES, INC.
             (d/b/a the Arbor Retirement Community)





                           ----------
                           PROSPECTUS
                           ----------





                   MMR INVESTMENT BANKERS, INC.



           [MMR LOGO HERE]             [SIPC LOGO HERE]





                        ________________, 1998

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

     The Louisiana General Corporation Code (La. R. S. 12:24C (1968), as amended 1987) confers broad powers upon corporations incorporated in Louisiana with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the reequest of the corporation as a director, officer, employee or agent of another corporation or other business entity. These provisions are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, or otherwise.

     The Articles of Incorporation of the Company contain a provision regarding the limits of liability of incorporators, offcer and directors of the Company to the fullest extent allowed by law.

     The Underwriting Agreement, filed as Exhibit 1(a) to this Registration Statement, provides for the indemnification by the Company of the Underwriter and each person, if any, who controls the Underwriter against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriter similarly indemnify the Company, it directors, officers and controlling persons, as set forth therein.

Item 25. Other Expenses of Issuance and Distribution

     The following is a list of the estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions, all of which is to be paid by the
Registrant:


     SEC Registration Fee. . . . . . . . . . . . . . . . . . $2,727
     NASD Registration Fee . . . . . . . . . . . . . . . . . $1,400
     Blue Sky Qualification Fees and Expenses. . . . . . . . $3,150
     CUSIP Registration Fees . . . . . . . . . . . . . . . .   $734
     Legal Fees and Expenses . . . . . . . . . . . . . . . .$23,000
     Accounting Fees and Expenses. . . . . . . . . . . . . .$20,000
     Transfer Agent, Escrow Agent, Paying Agent,
       Registrar & Trustee Fees. . . . . . . . . . . . . . . $9,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . $3,000
                                                            -------
          Total. . . . . . . . . . . . . . . . . . . . . . .$63,011
                                                            =======


Item 26.  Recent Sale of Unregistered Securities

     The following table sets forth the Company's sales of unregistered securities in the last three years. No underwriters were involved in any of such sales nor were any commissions or similar fees paid by the Registrant with respect thereto. The Company claims exemption from registration for these issuances under Section 4(2) of the Securities Act of 1933, as amended. These securities were sold as a private placement to the original stockholders, each of which is an accredited investor as defined under the Securities Act of 1933, as amended.


Date of    Title of                    Identity of
 Sale     Securities    Amount Sold    Purchaser          Consideration
09/10/97  Common Stock   20,417 Shares Joanne              $40,834 in cash
                                       Caldwell-Bayles

09/10/97  Common Stock   85,896 Shares Joanne              Issued in exchange
                                       Caldwell-Bayles     for services
                                                           rendered in
                                                           connection with
                                                           developing the plans
                                                           for construction for
                                                           the Ruston Project
                                                           and a deposit on the
                                                           plans for the
                                                           Bossier City,
                                                           Shreveport, Minden
                                                           and West Monroe
                                                           locations

09/10/97  Common Stock   20,417 Shares The Forsythe Group  $40,834 in cash

09/10/97  Common Stock  125,000 Shares The Forsythe Group  Issued in exchange for 20 acres of
                                                           land at the Ruston
                                                           location

09/10/97  Common Stock  125,000 Shares The Forsythe Group  Issued in exchange for 6 acres of land
                                                           at the Ruston
                                                           location

09/10/97  Common Stock   57,264 Shares Raymond & Jean
                                           Nelson          Issued in exchange
                                                           for services
                                                           rendered in
                                                           connection with
                                                           developing the plans
                                                           for construction
                                                           for the Ruston
                                                           Project and a
                                                           deposit
                                                           on the plans for the
                                                           Bossier City,
                                                           Shreveport, Minden
                                                           and West Monroe
                                                           locations

09/10/97  Common Stock   20,416 Shares The Arbor Group     $40,832 in cash

09/10/97  Common Stock  100,000 Shares The Arbor Group     Issued in exchange
                                                           for land at the
                                                           West Monroe location

09/10/97  Common Stock   52,500 Shares The Forsythe Group  $105,000 in cash


                                   II-2

Item 27.  Exhibits


        Exhibit
        Number       Description
        1(a)  **     Form of Underwriting Agreement
        1(b)  **     Form of Selling Group Agreement
        1(c)  **     Form of Proceeds Escrow Agreement
        3(a)  *      Articles of Incorporation
        3(b)  *      Constitution and By-Laws
        4(a)  *      Specimen of Bond Certificate
        4(b)  *      Form of Trust Indenture
        4(c)  *      Lienholders Agreement
        5(a)  *      Opinion of Bobby L. Culpepper, Esq.
        10(a) *      Construction Management Contract - Ruston Facility
        10(b) *      Construction Management Contract - Bossier City Facility
        10(c) *      Construction Management Contract - Shreveport Facility
        10(d) *      Construction Loan Agreement - Ruston
        10(e) *      Management Agreement

        10(f) **     Construction Loan Agreement - Bossier City
        10(g) **     Construction Loan Agreement - Shreveport

        23(a) **     Consent of William R. Hulsey, CPA
        23(b) *      Consent of Bobby L. Culpepper, Esq.
        23(c) *      Consent of Appraiser - Ruston
        23(d) *      Consent of Appraiser - Bossier City
        23(e) **     Consent of Appraiser - Shreveport
        99(a) *      Appraisal - Ruston
        99(b) *      Appraisal - Bossier City
        99(c) **     Appraisal - Shreveport
        99(e) *      Environmental Report - Ruston
        99(f) *      Environmental Report - Bossier City
        99(g) *      Environmental Report - Shreveport

         *     Filed previously
         **    Filed herewith

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i)   Include any prospectus required by section 10(a)(3) of the Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
     (iii) Include any additional or changed material information on the plan of distribution.

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant, Senior Retirement Communities, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of West Monroe, State of Louisiana, on
this  6th   day of     April         , 1998.
     ------        ------------------

                                   Senior Retirement Communities, Inc.


                                   By: /S/ JOANNE M CALDWELL-BAYLES
                                       --------------------------------_
                                         Joanne. M. Caldwell-Bayles
                                          Chief Executive Officer




     In accordance with the requirement of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities
indicated on    April 6th  , 1998.
             --------------

Signature                          Title

/S/JOANNE M CALDWELL-BAYLES
---------------------------------  President, Chief Executive Officer,
Joanne M. Caldwell-Bayles          Chief Financial Officer and Chairman of
                                   the Board


/S/RAYMOND L NELSON
---------------------------------- Vice-President and Director
Raymond L. Nelson


/S/JEAN GAFFNEY NELSON
---------------------------------- Director
Jean Gaffney Nelson